IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re:	:	Chapter 11
HEXION HOLDINGS LLC, et al.,[1]	:	Case No. 19-10684 (KG)
Debtors.	:	Jointly Administered

SECOND AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION OF HEXION HOLDINGS LLC AND ITS DEBTOR AFFILIATES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

George A. Davis (admitted pro hac vice)
Andrew M. Parlen (admitted pro hac vice)
Hugh Murtagh (admitted pro hac vice)
LATHAM & WATKINS LLP
885 Third Avenue
New York, New York 10022
Telephone: (212) 906-1200
Facsimile: (212) 751-4864
Email: george.davis@lw.com
andrew.parlen@lw.com
hugh.murtagh@lw.com

- and -

Caroline A. Reckler (admitted pro hac vice)
Jason B. Gott (admitted pro hac vice)
LATHAM & WATKINS LLP
330 North Wabash Avenue, Suite 2800
Chicago, Illinois 60611
Telephone: (312) 876-7700
Facsimile: (312) 993-9767
Email: caroline.reckler@lw.com
jason.gott@lw.com

Mark D. Collins (No. 2981)
Michael J. Merchant (No. 3854)
Amanda R. Steele (No. 5530)
Brendan J. Schlauch (No. 6115)
RICHARDS, LAYTON & FINGER, P.A.
One Rodney Square
920 North King Street
Wilmington, Delaware 19801
Telephone: (302) 651-7700
Fax: (302) 651-7701
Email: collins@rlf.com
merchant@rlf.com
steele@rlf.com
schlauch@rlf.com

Counsel to the Debtors and Debtors in Possession

Dated: June 20, 2019

[1] The Debtors in these cases, along with the last four digits of each Debtor's federal tax identification number, are Hexion Holdings LLC (6842); Hexion LLC (8090); Hexion Inc. (1250); Lawter International Inc. (0818); Hexion CI Holding Company (China) LLC (7441); Hexion Nimbus Inc. (4409); Hexion Nimbus Asset Holdings LLC (4409); Hexion Deer Park LLC (8302); Hexion VAD LLC (6340); Hexion 2 U.S. Finance Corp. (2643); Hexion HSM Holdings LLC (7131); Hexion Investments Inc. (0359); Hexion International Inc. (3048); North American Sugar Industries Incorporated (9735); Cuban-American Mercantile Corporation (9734); The West India Company (2288); NL Coop Holdings LLC (0696); and Hexion Nova Scotia Finance, ULC (N/A). The address of the Debtors' corporate headquarters is 180 East Broad Street, Columbus, Ohio 43215.

RLF1 21444727v.1

TABLE OF CONTENTS Page Article I. DEFINED TERMS AND RULES OF INTERPRETATION ........................................................................ 1 A. Defined Terms .................................................................................................................................. 1 B. Rules of Interpretation .................................................................................................................... 21 Article II. ADMINISTRATIVE CLAIMS, DIP FACILITY CLAIMS, PRIORITY TAX CLAIMS, OTHER PRIORITY CLAIMS AND UNITED STATES TRUSTEE STATUTORY FEES ........................ 21 A. Administrative Claims .................................................................................................................... 22 B. DIP Facility Claims ......................................................................................................................... 23 C. Priority Tax Claims ......................................................................................................................... 24 D. Other Priority Claims ...................................................................................................................... 24 E. United States Trustee Statutory Fees .............................................................................................. 24 Article III. CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS ........................................... 24 A. Classification of Claims .................................................................................................................. 24 B. Treatment of Claims and Interests .................................................................................................. 25 C. Special Provision Governing Unimpaired Claims .......................................................................... 28 D. Acceptance or Rejection of the Plan ............................................................................................... 29 E. Nonconsensual Confirmation .......................................................................................................... 29 F. Subordinated Claims ....................................................................................................................... 29 G. Elimination of Vacant Classes ........................................................................................................ 30 H. Intercompany Interests and Intercompany Claims .......................................................................... 30 Article IV. MEANS FOR IMPLEMENTATION OF THE PLAN .............................................................................. 30 A. General Settlement of Claims and Interests .................................................................................... 30 B. Restructuring Transactions.............................................................................................................. 30 C. Corporate Existence ........................................................................................................................ 31 D. Vesting of Assets in the Reorganized Debtors ................................................................................ 32 E. Indemnification Provisions in Organizational Documents.............................................................. 32 F. Cancellation of Agreements and Equity Interests ........................................................................... 32 G. Sources for Plan Distributions and Transfers of Funds Among Debtors ........................................ 34 H. New Debt, Approval of New Debt Documentation, and the Settlement Note ................................ 34 I. Reorganized Debtors’ Ownership ................................................................................................... 35 J. Exemption from Registration Requirements ................................................................................... 36 K. Organizational Documents .............................................................................................................. 37 L. Exemption from Certain Transfer Taxes and Recording Fees ........................................................ 37 M. Other Tax Matters ........................................................................................................................... 38 N. Directors and Officers of the Reorganized Debtors ........................................................................ 38 O. Directors and Officers Insurance Policies ....................................................................................... 38 P. Preservation of Rights of Action ..................................................................................................... 39 Q. Corporate Action ............................................................................................................................. 39 R. Effectuating Documents; Further Transactions ............................................................................... 40 S. Management Incentive Plan ............................................................................................................ 40 T. Company Status Upon Emergence .................................................................................................. 40 U. Payment of Fees and Expenses of the Consenting Noteholders ...................................................... 40 V. Payment of Trustee Fees ................................................................................................................. 41 Article V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES; EMPLOYEE BENEFITS; AND INSURANCE POLICIES ............................................................................................... 41 A. Assumption and Rejection of Executory Contracts and Unexpired Leases .................................... 41 B. Cure of Defaults for Assumed Executory Contracts and Unexpired Leases ................................... 42 C. Claims Based on Rejection of Executory Contracts and Unexpired Leases ................................... 43 D. Contracts and Leases Entered into After the Petition Date ............................................................. 43 i

E. Reservation of Rights ...................................................................................................................... 43 F. Indemnification Provisions and Reimbursement Obligations ......................................................... 43 G. Employee Compensation and Benefits ........................................................................................... 44 H. Insurance Contracts ......................................................................................................................... 44 Article VI. PROVISIONS GOVERNING DISTRIBUTIONS .................................................................................... 45 A. Distribution on Account of Claims and Interests Allowed as of the Effective Date ....................... 45 B. Distributions on Account of Claims and Interests Allowed After the Effective Date ..................... 45 C. Timing and Calculation of Amounts to Be Distributed................................................................... 46 D. Delivery of Distributions ................................................................................................................ 46 E. Compliance with Tax Requirements/Allocations ............................................................................ 49 F. Surrender of Canceled Instruments or Securities ............................................................................ 49 G. Applicability of Insurance Policies. ................................................................................................ 50 Article VII. PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT, AND UNLIQUIDATED CLAIMS OR EQUITY INTERESTS ........................................................................................................... 50 A. No Filing of Proofs of Claim or Equity Interests ............................................................................ 50 B. Prosecution of Objections to Claims ............................................................................................... 50 C. Estimation of Claims and Interests ................................................................................................. 51 D. No Distributions Pending Allowance .............................................................................................. 51 E. Time to File Objections to Claims .................................................................................................. 51 Article VIII. CONDITIONS PRECEDENT TO THE EFFECTIVE DATE ............................................................... 51 A. Conditions Precedent to the Effective Date .................................................................................... 51 B. Waiver of Conditions ...................................................................................................................... 52 C. Effect of Non-Occurrence of Conditions to the Effective Date ...................................................... 53 Article IX. RELEASE, INJUNCTION, AND RELATED PROVISIONS .................................................................. 53 A. Discharge of Claims and Termination of Equity Interests; Compromise and Settlement of Claims, Equity Interests, and Controversies. .................................................................................. 53 B. Releases by the Debtors ................................................................................................................ 54 C. Releases by Holders of Claims and Equity Interests .................................................................. 55 D. Exculpation .................................................................................................................................... 56 E. Injunction....................................................................................................................................... 57 F. Setoffs and Recoupment ................................................................................................................. 58 G. Release of Liens .............................................................................................................................. 58 Article X. RETENTION OF JURISDICTION ............................................................................................................ 58 Article XI. MODIFICATION, REVOCATION, OR WITHDRAWAL OF PLAN .................................................... 61 A. Modification of Plan ....................................................................................................................... 61 B. Effect of Confirmation on Modifications ........................................................................................ 61 C. Revocation of Plan; Reservation of Rights if Effective Date Does Not Occur ............................... 61 Article XII. MISCELLANEOUS PROVISIONS ........................................................................................................ 62 A. Immediate Binding Effect ............................................................................................................... 62 B. Additional Documents .................................................................................................................... 62 C. Payment of Statutory Fees .............................................................................................................. 62 D. Reservation of Rights ...................................................................................................................... 62 E. Successors and Assigns ................................................................................................................... 62 F. Service of Documents ..................................................................................................................... 62 G. Term of Injunctions or Stays ........................................................................................................... 64 H. Entire Agreement ............................................................................................................................ 64 I. Governing Law ............................................................................................................................... 64 J. Exhibits ........................................................................................................................................... 64 K. Nonseverability of Plan Provisions upon Confirmation .................................................................. 65 ii

L. Closing of Chapter 11 Cases ........................................................................................................... 65 M. Conflicts .......................................................................................................................................... 65 N. Dissolution of the Committee ......................................................................................................... 65 O. Section 1125(e) Good Faith Compliance ........................................................................................ 65 iii

SECOND AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION OF HEXION HOLDINGS LLC AND ITS DEBTOR AFFILIATES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE Hexion Holdings LLC, Hexion LLC, Hexion Inc., Lawter International Inc., Hexion CI Holding Company (China) LLC, Hexion Nimbus Inc., Hexion Nimbus Asset Holdings LLC, Hexion Deer Park LLC, Hexion VAD LLC, Hexion 2 U.S. Finance Corp., Hexion HSM Holdings LLC, Hexion Investments Inc., Hexion International Inc., North American Sugar Industries Incorporated, Cuban-American Mercantile Corporation, The West India Company, NL Coop Holdings LLC, and Hexion Nova Scotia Finance, ULC (each a “Debtor” and, collectively, the “Debtors”), propose this second amended joint plan of reorganization (the “Plan”) for the resolution of the outstanding Claims against, and Equity Interests in, the Debtors. Capitalized terms used in the Plan and not otherwise defined have the meanings ascribed to such terms in Article I.A of the Plan. Although proposed jointly for administrative purposes, the Plan constitutes a separate Plan for each Debtor for the resolution of outstanding Claims and Interests pursuant to the Bankruptcy Code. The Debtors seek to consummate the Restructuring Transactions on the Effective Date of the Plan. Each Debtor is a proponent of the Plan within the meaning of section 1129 of the Bankruptcy Code. The classifications of Claims and Interests set forth in Article III of the Plan shall be deemed to apply separately with respect to each Plan proposed by each Debtor, as applicable. The Plan does not contemplate substantive consolidation of any of the Debtors. Reference is made to the Disclosure Statement, filed contemporaneously with the Plan, for a discussion of the Debtors’ history, businesses, results of operations, historical financial information, projections, and future operations, as well as a summary and analysis of the Plan and certain related matters, including distributions to be made under the Plan. ALL HOLDERS OF CLAIMS AND INTERESTS ENTITLED TO VOTE ON THE PLAN ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. Article I. DEFINED TERMS AND RULES OF INTERPRETATION A. Defined Terms The following terms shall have the following meanings when used in capitalized form herein: 1. “1.5 Lien Notes” means the 13.750% notes due 2022 issued under the 1.5 Lien Notes Indenture. 2. “1.5 Lien Notes Claim” means any Claim arising under or based upon the 1.5 Lien Notes or the 1.5 Lien Notes Indenture. 3. “1.5 Lien Notes Documents” means the 1.5 Lien Notes Indenture and all agreements and documents related to the 1.5 Lien Notes Indenture or the 1.5 Lien Notes. 4. “1.5 Lien Notes Indenture” means that certain Indenture, dated as of February 8, 2017, by and among Hexion Inc., as issuer, certain of the other Debtors, as guarantors, and the 1.5 Lien Notes Indenture Trustee (as modified, amended, or supplemented from time to time). 1

5. “1.5 Lien Notes Indenture Trustee” means Wilmington Savings Fund Society, FSB, as successor trustee under the 1.5 Lien Notes Indenture. 6. “6.625% First Lien Notes” means the 6.625% notes due 2020 issued under the 6.625% First Lien Notes Indenture. 7. “6.625% First Lien Notes Claim” means any Claim arising under or based upon the 6.625% First Lien Notes or the 6.625% First Lien Notes Indenture. 8. “6.625% First Lien Notes Documents” means the 6.625% First Lien Notes Indenture and all agreements and documents related to the 6.625% First Lien Notes Indenture and the 6.625% First Lien Notes. 9. “6.625% First Lien Notes Indenture” means that certain Indenture, dated as of March 14, 2012, by and among Hexion Inc., as issuer, certain of the other Debtors, as guarantors, and the 6.625% First Lien Notes Indenture Trustee (as modified, amended, or supplemented from time to time). 10. “6.625% First Lien Notes Indenture Trustee” means U.S. Bank, National Association, as successor trustee, paying agent, registrar, notes custodian, collateral agent and senior priority agent under the 6.625% First Lien Notes Documents. 11. “6.625% First Lien Notes Ration” means the percentage of the First Lien Notes Recovery to be distributed to the Holders of Allowed 6.625% First Lien Notes Claims calculated in accordance with the First Lien Notes Distribution Allocation. 12. “10.000% First Lien Notes” means the 10.000% notes due 2020 issued under the 10.000% First Lien Notes Indenture. 13. “10.000% First Lien Notes Claim” means any Claim arising under or based upon the 10.000% First Lien Notes or the 10.000% First Lien Notes Indenture. 14. “10.000% First Lien Notes Documents” means the 10.000% First Lien Notes Indenture and all agreements and documents related to the 10.000% First Lien Notes Indenture and the 10.000% First Lien Notes. 15. “10.000% First Lien Notes Indenture” means that certain Indenture, dated as of April 15, 2015, by and among Hexion Inc., as issuer, certain of the other Debtors, as guarantors, and the 10.000% First Lien Notes Indenture Trustee (as modified, amended, or supplemented from time to time). 16. “10.000% First Lien Notes Indenture Trustee” means U.S. Bank, National Association, as successor trustee, paying agent, registrar, notes custodian, collateral agent and senior priority agent under the 10.000% First Lien Notes Documents. 17. “10.000% First Lien Notes Ration” means the percentage of the First Lien Notes Recovery to be distributed to the Holders of Allowed 10.000% First Lien Notes Claims calculated in accordance with the First Lien Notes Distribution Allocation. 18. “10.375% First Lien Notes” means the 10.375% notes due 2022 issued under the 10.375% First Lien Notes Indenture. 19. “10.375% First Lien Notes Claim” means any Claim arising under or based upon the 10.375% First Lien Notes or the 10.375% First Lien Notes Indenture. 2

20. “10.375% First Lien Notes Documents” means the 10.375% First Lien Notes Indenture and all agreements and documents related to the 10.375% First Lien Notes Indenture and the 10.375% First Lien Notes. 21. “10.375% First Lien Notes Indenture” means that certain Indenture, dated as of February 8, 2017, by and among Hexion Inc., as issuer, certain of the other Debtors, as guarantors, and the 10.375% First Lien Notes Indenture Trustee (as modified, amended, or supplemented from time to time). 22. “10.375% First Lien Notes Indenture Trustee” means U.S. Bank, National Association, as successor, paying agent, registrar, notes custodian, collateral agent and senior priority agent trustee under the 10.375% First Lien Notes Documents. 23. “10.375% First Lien Notes Ration” means the percentage of the First Lien Notes Recovery to be distributed to the Holders of Allowed 10.375% First Lien Notes Claims calculated in accordance with the First Lien Notes Distribution Allocation. 24. “Additional Debt Backstop Premium” means a premium equal to 1.5% of the aggregate amount of the backstop commitments of the Debt Backstop Parties under the Debt Backstop Agreement, which shall be fully earned and nonrefundable upon entry of the DBA Approval Order, payable free and clear of and without withholding on account of any taxes, treated as an Allowed Administrative Claim against each of the Estates, and payable in Cash upon the closing of the New Long- Term Debt or otherwise as set forth in the Debt Backstop Agreement, and subject to the terms and conditions of the Debt Backstop Agreement. 25. “Adequate Protection Payments” means the aggregate of all adequate protection payments representing interest made with respect to the First Lien Notes pursuant to paragraph 16(c) of the Final DIP Order. 26. “Administrative Claim” means a Claim (other than any DIP Facility Claim or Intercompany Claim) for costs and expenses of administration under sections 503(b), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date and through the Effective Date of preserving the Estates and operating the businesses of the Debtors; (b) Professional Fee Claims (to the extent Allowed by the Bankruptcy Court); (c) the Equity Backstop Premium, the Debt Backstop Premium and the Additional Debt Backstop Premium; and (d) all fees and charges assessed against the Estates under chapter 123 of title 28 United States Code, 28 U.S.C. §§ 1911-1930. 27. “Administrative Claims Bar Date” means the date that is the 30th day after the Effective Date. 28. “Aggregate Fully Diluted Common Shares” means the total number of shares of New Common Equity outstanding as of the Effective Date (including any New Common Equity issuable upon exercise of the New Warrants as of the Effective Date, without regard to any limitations on the exercise of the New Warrants) after giving effect to the Plan (but prior to any New Common Equity issued or issuable under the Management Incentive Plan, the Equity Backstop Premium, and the Debt Backstop Premium). 29. “Agreed Dilution” means dilution of the New Common Equity on account of the additional New Common Equity issued pursuant to (a) the Rights Offering, (b) the Management Incentive Plan, and (c) to the extent paid in New Common Equity, the Equity Backstop Agreement and the Debt Backstop Agreement (including, respectively, as payment of the Equity Backstop Premium, and the Debt Backstop Premium). 3

30. “Affiliate” means an affiliate as defined in section 101(2) of the Bankruptcy Code. 31. “Allowed” means: (a) any Claim or Interest (i) as to which no objection to allowance, priority, or secured status, and no request for estimation or other challenge, including pursuant to section 502(d) of the Bankruptcy Code or otherwise, has been interposed, or (ii) as to which any objection has been determined by a Final Order to the extent such objection is determined in favor of the respective Holder; (b) any Claim or Interest that is compromised, settled, or otherwise resolved pursuant to the authority of the Debtors or the Reorganized Debtors, as applicable; (c) any Claim or Interest as to which the liability of the Debtors or Reorganized Debtors, as applicable, and the amount thereof are determined by a Final Order of a court of competent jurisdiction other than the Bankruptcy Court; or (d) any Claim or Interest expressly allowed under this Plan. Notwithstanding the foregoing: (a) Unimpaired Claims shall be Allowed Claims to the same extent such Claims would be allowed under applicable nonbankruptcy law, (b) unless otherwise specified in the Plan, the Allowed amount of Claims shall be subject to and shall not exceed the limitations under or maximum amounts permitted by the Bankruptcy Code, including sections 502 or 503 of the Bankruptcy Code, to the extent applicable; and (c) the Reorganized Debtors shall retain all claims and defenses with respect to Allowed Claims that are Reinstated or otherwise Unimpaired pursuant to the Plan. “Allow,” “Allows,” and “Allowing” shall have correlative meanings. 32. “Avoidance Actions” means any and all avoidance, recovery, subordination, or other claims, actions, or remedies that may be brought by or on behalf of the Debtors or their Estates or other authorized parties in interest under the Bankruptcy Code or applicable non-bankruptcy law, including actions or remedies under sections 502, 510, 542, 544, 545, 547 through 553, and 724(a) of the Bankruptcy Code or under similar or related state or federal statutes and common law, including fraudulent transfer laws. 33. “Backstop Agreements” means the Debt Backstop Agreement and the Equity Backstop Agreement. 34. “Ballot” means the ballots accompanying the Disclosure Statement upon which certain Holders of Impaired Claims entitled to vote shall, among other things, indicate their acceptance or rejection of the Plan in accordance with the Plan and the procedures governing the solicitation process. 35. “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101-1532. 36. “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware or such other court having jurisdiction over the Chapter 11 Cases. 37. “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, 28 U.S.C. § 2075, as applicable to the Chapter 11 Cases, and the general, local, and chambers rules of the Bankruptcy Court. 38. “Board Committee” means Cyrus Capital Partners, L.P.; Monarch Alternative Capital LP; GoldenTree Asset Management; GSO Capital Partners; Brigade Capital Management; and Davidson Kempner Capital Management LP; provided, that, (x) if a party represented on the Board Committee determines to give up its position on the Board Committee, the next largest pro forma holder of New Common Equity willing to serve will replace such resigning holder and (y) if any holder of New Common Equity represented on the Board Committee sells Claims and, after such sale, such holder is not then one of the six (6) largest holders of New Common Equity, on a pro forma basis (without giving effect to the Agreed Dilution), the other members of the Board Committee shall determine whether to request such selling member resign from the Board Committee and be replaced by the next largest pro forma holder of New Common Equity willing to serve. 4

39. “Borden 2021 Debentures” means the 9.200% unsecured debentures due 2021 issued by Borden Inc., predecessor-in-interest to Hexion Inc., pursuant to the Borden Debentures Indenture. 40. “Borden 2021 Debentures Claim” means any Claim arising under or based upon the Borden 2021 Debentures or the Borden Debentures Indenture. 41. “Borden 2023 Debentures” means the 7.875% unsecured debentures due 2023 issued by Borden Inc., predecessor-in-interest to Hexion Inc., pursuant to the Borden Debentures Indenture. 42. “Borden 2023 Debentures Claim” means any Claim arising under or based upon the Borden 2023 Debentures or the Borden Debentures Indenture. 43. “Borden Debentures Claims” means, collectively, the Borden 2021 Debentures Claims and the Borden 2023 Debentures Claims. 44. “Borden Debentures Indenture” means that certain Indenture, dated December 15, 1987, by and between Borden, Inc. (predecessor to Hexion Inc.) and the Borden Debentures Trustee (as modified, amended, or supplemented from time to time). 45. “Borden Debentures Trustee” means The Bank of New York, in its capacity as trustee under the Borden Debentures Indenture. 46. “Business Day” means any day, other than a Saturday, Sunday or “legal holiday” (as that term is defined in Bankruptcy Rule 9006(a)). 47. “Cash” means the legal tender of the United States of America or the equivalent thereof. 48. “Causes of Action” means any claims, interests, damages, remedies, causes of action, demands, rights, actions, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, liens, indemnities, guaranties, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertable, directly or derivatively, matured or unmatured, suspected or unsuspected, in contract, tort, law, equity, or otherwise. Causes of Action also include: (a) all rights of setoff, counterclaim, or recoupment and claims under contracts or for breaches of duties imposed by law; (b) the right to object to or otherwise contest Claims or Interests; (c) Avoidance Actions; and (d) such claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code. 49. “Chapter 11 Cases” means (a) when used with reference to a particular Debtor, the chapter 11 case filed for that Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court and (b) when used with reference to all Debtors, the jointly administered chapter 11 cases for all of the Debtors. 50. “Claim” means any claim, as defined in section 101(5) of the Bankruptcy Code, against any of the Debtors. 51. “Claims Objection Deadline” means the deadline for objecting to a Claim, which shall be on the date that is the later of (a)(i) with respect to Administrative Claims, 120 days after the Administrative Claims Bar Date or (ii) with respect to all other Claims, 180 days after the Effective Date and (b) such other deadline as may be specifically fixed by the Debtors or the Reorganized Debtors, as applicable, or by an order of the Bankruptcy Court for objecting to such Claims. For the avoidance of doubt, no Claims Objection Deadline shall apply as to Claims in Class 1 or Class 4, as to which the 5

Debtors and the Reorganized Debtors (as applicable) shall retain all applicable rights, defenses, and counterclaims. 52. “Claims Register” means the official register of Claims and Equity Interests maintained by the Notice and Claims Agent. 53. “Class” means a category of Claims or Equity Interests as set forth in Article III of the Plan pursuant to section 1122(a) of the Bankruptcy Code. 54. “Committee” means the statutory committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code by the United States Trustee, pursuant to the Notice of Appointment of Official Committee of Unsecured Creditors [Docket No. 148] on April 10, 2019, and as such has been or may be reconstituted from time to time, including pursuant to Docket Nos. 190 and 226. 55. “Compensation and Benefits Programs” means all employment, confidentiality, and non-competition agreements, bonus, gainshare, and incentive programs (other than awards of Equity Interests, stock options, restricted stock, restricted stock units, warrants, rights, convertible, exercisable, or exchangeable securities, stock appreciation rights, phantom stock rights, redemption rights, profits interests, equity-based awards, or contractual rights to purchase or acquire equity interest at any time and all rights arising with respect thereto), vacation, holiday pay, severance, retirement, supplemental retirement, executive retirement, pension, deferred compensation, medical, dental, vision, life and disability insurance, flexible spending account, and other health and welfare benefit plans, employee expense reimbursement, and other benefit obligations of the Debtors, and all amendments and modifications thereto, applicable to the Debtors’ employees, former employees, retirees, and non- employee directors and the employees, former employees and retirees of their subsidiaries. 56. “Confirmation” means the entry of the Confirmation Order by the Bankruptcy Court on the docket of the Chapter 11 Cases. 57. “Confirmation Date” means the date upon which Confirmation occurs. 58. “Confirmation Hearing” means the hearing conducted by the Bankruptcy Court pursuant to section 1128(a) of the Bankruptcy Code to consider confirmation of the Plan, as such hearing may be adjourned or continued from time to time. 59. “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code. 60. “Consenting Noteholders” means the holders of Notes Claims that are or become party to the Restructuring Support Agreement in accordance with the terms thereof. 61. “Consenting Parties” means the Consenting Noteholders and the Consenting Sponsors. 62. “Consenting Sponsors” means the holders of Equity Interests in Hexion Holdings LLC that are or become party to the Restructuring Support Agreement in accordance with the terms thereof. 63. “Consenting Sponsor Claim Settlement” means the agreement by the Consenting Sponsors to receive the Settlement Note on the Effective Date, in full satisfaction, compromise, and discharge of any General Unsecured Claims held by such Consenting Sponsors as of the Effective Date, other than any Claims arising under or related to the Debtors’ Indemnification Provisions or the D&O Liability Insurance Policies. 6

64. “Cure Cost” means all amounts, including an amount of $0.00, required to cure any monetary defaults under any Executory Contract or Unexpired Lease (or such lesser amount as may be agreed upon by the parties under an Executory Contract or Unexpired Lease) that is to be assumed by the Debtors pursuant to sections 365 or 1123 of the Bankruptcy Code. 65. “D&O Liability Insurance Policies” means, collectively, all insurance policies (including any “tail policies” and all agreements, documents, or instruments related thereto) issued at any time to or providing coverage to of any of the Debtors for current or former directors’, managers’, and officers’ liability. 66. “DBA Approval Order” means the Order Authorizing and Approving Debtors’ (A) Entry into and Performance Under Debt Backstop Agreement, (B) Payment of Related Fees and Expenses, and (C) Incurrence of Indemnity Obligations [Docket No. 368]. 67. “Debt Backstop Agreement” means that certain Debt Backstop Commitment Agreement, among the Debtors and the Debt Backstop Parties (including all exhibits, schedules, attachments and/or addendum thereto), pursuant to which the Debt Backstop Parties have agreed to backstop the New Long-Term Debt. 68. “Debt Backstop Parties” means the Consenting Noteholders that have executed the Debt Backstop Agreement. 69. “Debt Backstop Premium” means a premium equal to 3.375% of the aggregate amount of the backstop commitments of the Debt Backstop Parties under the Debt Backstop Agreement, which shall be fully earned and nonrefundable upon entry of the DBA Approval Order, payable free and clear of and without withholding on account of any taxes, treated as an Allowed Administrative Claim against each of the Estates, and payable in Cash (or, at the option of each Debt Backstop Party, in shares of New Common Equity at the Plan Equity Value, which shares shall be incremental to the Aggregate Fully Diluted Common Shares) as set forth in the Debt Backstop Agreement and subject to the terms and conditions of the Debt Backstop Agreement. 70. “Debtor Release” means the releases set forth in Article IX.B of the Plan. 71. “Definitive Document Consent Rights” means, as to each document made subject thereto under the Restructuring Support Agreement or the Plan, the requirement that such document be consistent with the Restructuring Support Agreement and otherwise in form and substance reasonably acceptable to the Debtors and the Required Consenting Noteholders (and consistent with the Order Authorizing Assumption of Restructuring Support Agreement [Docket No. 366], the Debtors shall use commercially reasonable efforts to consult with the Committee with respect to any proposed modification or amendment to the Plan that adversely impacts the rights of unsecured creditors (including, for the avoidance of doubt, Holders of Junior Notes Claims, the Junior Notes Indenture Trustees and General Unsecured Claims) thereunder or the proposed treatment of unsecured creditors’ claims under the Plan), provided, however, that notwithstanding the foregoing, the New Organizational Documents shall be acceptable only to the Debtors and the Board Committee; provided, further, that the New Organizational Documents shall contain customary minority protections reasonably acceptable to the Required Consenting Noteholders, and there shall be a single class of stock of Reorganized Hexion on the Effective Date; provided, further, as to any inconsistencies between the applicable document and the Restructuring Support Agreement, that (a) the economic treatment provided under the applicable document (including, without limitation, any term or condition affecting or relating to any economic rights or obligations of any Consenting Noteholders in connection with the Restructuring) shall be acceptable to the Debtors, on the one hand, and the Required Consenting Noteholders and/or the Consenting Sponsors (solely as to the respective treatment provided to each of the foregoing), as applicable, and (b) any release, exculpation 7 and injunction provisions under the Plan shall be acceptable to the Required Consenting Parties; and provided, further, that any document referred to in the Plan as subject to the Definitive Document Consent Rights (and any amendments, modifications, supplements or waivers to such document) that (x) affects the release, exculpation, injunction, indemnification or insurance provisions related to the Consenting Sponsors, (y) adversely affects the rights or obligations of the Consenting Sponsors pursuant to or identified in the Restructuring Support Agreement and to be implemented pursuant to the Plan, or (z) relates to the Settlement Note, in each case shall be reasonably acceptable to the Consenting Sponsors. For the avoidance of doubt, nothing in the Plan shall alter any rights of the Debtors or the Consenting Parties under the Restructuring Support Agreement. 72. “DIP ABL Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent, collateral agent, swingline lender and initial issuing bank under the DIP ABL Facility. 73. “DIP ABL Agreement” means that certain Amended and Restated Senior Secured Debtor-in-Possession Asset-Based Revolving Credit Agreement, as amended, supplemented, or modified from time to time, among Hexion LLC as holdings, Hexion Inc., Hexion Canada Inc., Hexion B.V., Hexion UK Limited, Borden Chemical U.K. Limited, and Hexion GmbH as borrowers, the guarantors party thereto, the lenders party thereto, and the DIP ABL Agent. 74. “DIP ABL Arrangers” means JPMorgan Chase Bank, N.A., Credit Suisse Loan Funding and Citibank, N.A., in their respective capacities as joint lead arrangers and joint bookrunners under the DIP ABL Facility. 75. “DIP ABL Facility” means the debtor-in-possession asset-based revolving credit facility provided by the DIP ABL Agreement, as approved by the DIP Orders and as it may be amended, modified, ratified, extended, renewed, restated or replaced from time to time in accordance with the DIP ABL Agreement and the DIP Orders. 76. “DIP Agents” means the DIP ABL Agent and the DIP Term Loan Agent. 77. “DIP Arrangers” means the DIP ABL Arrangers and the DIP Term Loan Arrangers. 78. “DIP Credit Agreements” means the DIP ABL Agreement and the DIP Term Loan Agreement. 79. “DIP Facilities” means the DIP ABL Facility and the DIP Term Loan Facility. 80. “DIP Facility Claim” means any Claim held by the DIP Agents or DIP Lenders derived from or based upon the DIP Facilities or the DIP Orders, including claims for all principal amounts outstanding, interest, fees, expenses, costs, indemnification and other charges arising under or related to the DIP Facilities. 81. “DIP Intercompany Loan” means that certain intercompany loan made by Hexion International Holdings B.V. to Hexion Inc. pursuant to the terms of the DIP Orders. 82. “DIP Lenders” means the banks, financial institutions, and other lenders party to the DIP Facilities from time to time. 83. “DIP Orders” means, collectively, the Interim DIP Order and the Final DIP Order. 84. “DIP Term Loan Agent” means JPMorgan Chase Bank, N.A., as in its capacity as administrative agent under the DIP Term Loan Facility. 8

85. “DIP Term Loan Agreement” means that certain Senior Secured Term Loan Agreement, as amended, supplemented, or modified from time to time, among Hexion LLC, Hexion Inc., Hexion International Holdings B.V. as borrower, the guarantors party thereto, the lenders party thereto, and the DIP Term Loan Agent. 86. “DIP Term Loan Arrangers” means Credit Suisse Loan Funding and JPMorgan Chase Bank, N.A., in their respective capacities as joint lead arrangers and joint bookrunners under the DIP Term Loan Agreement. 87. “DIP Term Loan Facility” means the debtor-in-possession term loan credit facility provided by the DIP Term Loan Agreement, as approved by the DIP Orders and as it may be amended, modified, ratified, extended, renewed, restated or replaced from time to time in accordance with the DIP Term Loan Agreement and the DIP Orders 88. “Disclosure Statement” means the disclosure statement for the Plan, including all exhibits and schedules thereto, as amended, supplemented, or modified from time to time, that is prepared and distributed in accordance with sections 1125, 1126(b), and 1145 of the Bankruptcy Code, Bankruptcy Rule 3018, and other applicable law, subject to the Definitive Document Consent Rights. 89. “Disclosure Statement Order” means the order of the Bankruptcy Court approving the Disclosure Statement. 90. “Disputed” means, with respect to any Claim or Equity Interest, except as otherwise provided herein, a Claim or Equity Interest that is not Allowed and not disallowed under the Plan, the Bankruptcy Code, or a Final Order. 91. “Distribution Agent” means the Debtors or any Entity or Entities chosen by the Debtors, which Entities may include the Notice and Claims Agent, the subscription agent for the Rights Offering, and the Indenture Trustees, to make or to facilitate distributions required by the Plan. 92. “Distribution Record Date” means the date for determining which Holders of Claims (other than Holders of Notes Claims) are eligible to receive initial distributions under the Plan, which date shall be the Confirmation Date. 93. “DTC” means The Depository Trust Company or any successor thereto. 94. “EBA Approval Order” means the Order Authorizing and Approving Debtors’ (A) Entry into and Performance Under Equity Backstop Agreement, (B) Payment of Fees and Expenses, and (C) Incurrence of Indemnity Obligations [Docket No. 367]. 95. “Effective Date” means the date on which: (a) no stay of the Confirmation Order is in effect; and (b) all conditions specified in Article VIII.A of the Plan have been (i) satisfied or (ii) waived pursuant to Article VIII.A of the Plan. 96. “Entity” means an entity as defined in section 101(15) of the Bankruptcy Code. 97. “Equity Backstop Agreement” means that certain Equity Backstop Commitment Agreement, among the Debtors and the Equity Backstop Parties (including all exhibits, schedules, attachments and/or addendum thereto), pursuant to which the Equity Backstop Parties have agreed to backstop the Rights Offering. 98. “Equity Backstop Parties” means the Consenting Noteholders that have executed the Equity Backstop Agreement. 9

99. “Equity Backstop Premium” means a premium equal to 8% of the aggregate amount of obligations backstopped by the Equity Backstop Parties under the Equity Backstop Agreement and which was fully earned and nonrefundable upon entry of the EBA Approval Order, payable free and clear of and without withholding on account of any taxes, treated as an Allowed Administrative Claim against each of the Estates, and paid in Cash (or, at the option of each Equity Backstop Party, in shares of New Common Equity at the Plan Equity Value, which shares shall be incremental to the Aggregate Fully Diluted Common Shares) upon closing of the Rights Offering or otherwise as set forth in the Equity Backstop Agreement, and subject to the terms and conditions of the Equity Backstop Agreement (including, without limitation, the provisions of the Equity Backstop Agreement providing for a reduction in the aggregate Equity Backstop Premium under certain circumstances set forth therein). 100. “Equity Interest” means any issued, unissued, authorized, or outstanding shares of common stock, preferred stock, or other instrument evidencing an ownership interest in a Debtor, whether or not transferable, together with any warrants, equity-based awards, or contractual rights to purchase or acquire such equity interests at any time and all rights arising with respect thereto that existed immediately before the Effective Date; provided that Equity Interest does not include any Intercompany Interest. 101. “Estate” means, as to each Debtor, the estate created for such Debtor in its Chapter 11 Case pursuant to sections 301 and 541 of the Bankruptcy Code. 102. “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or hereafter amended, or any regulations promulgated thereunder. 103. “Exculpated Party” means each of the following, solely in its capacity as such: (a)(i) the Debtors; (ii) the Reorganized Debtors; (iii) the Committee and its current and former members; and (iv) with respect to each of the foregoing Entities in clauses (a)(i) through (a)(iii), each such Entities’ predecessors, successors and assigns, subsidiaries, Affiliates, managed accounts or funds, current and former officers, directors, managers, principals, shareholders, members, partners, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors and other professionals, and such Entities’ respective heirs, executors, estate, and nominees in each case as to the persons and Entities in this clause (a)(iv), to the extent such person or Entity is a fiduciary of any Estate; and (b)(i) the Consenting Noteholders; (ii) the Equity Backstop Parties; (iii) the Debt Backstop Parties; (iv) the New Lenders; (v) the New Debt Agents; (vi) the New Debt Arrangers; (vii) the DIP Lenders; (viii) the DIP Agents; (ix) the DIP Arrangers; (x) the Consenting Sponsors; (xi) each of the First Lien Notes Indenture Trustees and the Junior Notes Indenture Trustees; (xii) the New Noteholders; (xiii) the New Notes Trustees; and (xiv) with respect to each of the foregoing Entities in clauses (b)(i) through (b)(xiii), each such Entities’ predecessors, successors and assigns, subsidiaries, Affiliates, managed accounts or funds, current and former officers, directors, managers, principals, shareholders, members, partners, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors and other professionals, and such Entities’ respective heirs, executors, estate, and nominees. 104. “Executory Contract” means a contract to which one or more of the Debtors is a party that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code. 105. “Final DIP Order” means the Final Order Under 11 U.S.C. §§ 105, 361, 362, 363(c), 363(d), 364(c), 364(d), 364(e) and 507 and Bankruptcy Rules 2002, 4001 and 9014 (i) Authorizing the Debtors to Obtain Postpetition Financing, (ii) Authorizing the Debtors to Use Cash Collateral and (iii) Granting Adequate Protection to Prepetition Secured Lenders [Docket No. 294]. 10

106. “Final Order” means an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter that has not been reversed, stayed, modified, or amended, and as to which the time to appeal, seek reconsideration under Rule 59(b) or 59(e) of the Federal Rules of Civil Procedure, seek a new trial, reargument, or rehearing and, where applicable, petition for certiorari has expired and no appeal, motion for reconsideration under Rule 59(b) or 59(e) of the Federal Rules of Civil Procedure, motion for a new trial, reargument or rehearing or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought, or as to which any motion for reconsideration that has been filed pursuant to Rule 59(b) or 59(e) of the Federal Rules of Civil Procedure or any motion for a new trial, reargument, or rehearing shall have been denied, resulted in no modification of such order, or has otherwise been dismissed with prejudice; provided that the possibility that a motion pursuant to Rule 60 of the Federal Rules of Civil Procedure or Bankruptcy Rule 9024, or any analogous rule, may be filed relating to such order or judgment shall not cause such order or judgment not to be a Final Order. 107. “First Lien ABL Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent and collateral agent under the First Lien ABL Credit Agreement. 108. “First Lien ABL Credit Agreement” means that certain Amended and Restated Asset- Based Revolving Credit Agreement, dated as of December 21, 2016, among Hexion Inc., as borrower, Hexion, as holdings, and certain of the other Debtors, as guarantors, the First Lien ABL Agent, and other lenders party thereto (as modified, amended, or supplemented from time to time). 109. “First Lien ABL Lenders” means the banks, financial institutions and other lenders party to the First Lien ABL Credit Agreement from time to time. 110. “First Lien Notes” means, collectively, the 6.625% First Lien Notes, the 10.000% First Lien Notes, and the 10.375% First Lien Notes. 111. “First Lien Notes Claims” means, collectively, the 6.625% First Lien Notes Claims, the 10.000% First Lien Notes Claims, and the 10.375% First Lien Notes Claims. 112. “First Lien Notes Documents” means, collectively, the 6.625% First Lien Notes Documents, the 10.000% First Lien Notes Documents, and the 10.375% First Lien Notes Documents. 113. “First Lien Notes Distribution Allocation” means the allocation of the First Lien Notes Recovery in accordance with Section 2.05(b)(D) of the First Lien Intercreditor Agreement (as defined in the Final DIP Order) and Section 4.01 of the Collateral Agreement (as defined in the Final DIP Order) based on (a) the outstanding amount of principal and accrued interest (as if the Chapter 11 Cases had not been commenced) on the 6.625% First Lien Notes, the 10.000% First Lien Notes and the 10.375% First Lien Notes, respectively, as of the Effective Date less (b) in each case, the amount of Adequate Protection Payments made on the 6.625% First Lien Notes, 10.000% First Lien Notes and 10.375% First Lien Notes, respectively. 114. “First Lien Notes Indentures” means, collectively, the 6.625% First Lien Notes Indenture, the 10.000% First Lien Notes Indenture, and the 10.375% First Lien Notes Indenture. 115. “First Lien Notes Indenture Trustees” means, collectively, the 6.625% First Lien Notes Indenture Trustee, the 10.000% First Lien Notes Indenture Trustee, and the 10.375% First Lien Notes Indenture Trustee. 11

116. “First Lien Notes Recovery” means, collectively, (i) Cash in the amount of $1,450,000,000 less the aggregate amount of Adequate Protection Payments made to the Holders of First Lien Notes Claims during the Chapter 11 Cases, (ii) 72.5% of New Common Equity (including any New Common Equity issuable upon exercise of the New Warrants as of the Effective Date, without regard to any limitations on the exercise of the New Warrants) (subject to the Agreed Dilution), a portion of which may be in the form of New Warrants to the extent permitted by the Plan, and (iii) 72.5% of the Rights. 117. “First Lien Notes Trustee Fees” means, collectively, to the extent not previously paid in connection with the Chapter 11 Cases, all outstanding reasonable and documented compensation, fees and expenses, whether prior to or after the Effective Date, of (a) the First Lien Notes Indenture Trustees, (b) Kelley Drye & Warren, LLP, (c) one local counsel, and (d) any other advisors to the First Lien Notes Indenture Trustee to the extent provided under the First Lien Notes Documents. 118. “General Administrative Claim” means any Administrative Claim, other than a Professional Fee Claim or a Claim for fees and charges assessed against the Estates under chapter 123 of title 28 United States Code, 28 U.S.C. §§ 1911-1930. 119. “General Unsecured Claim” means any unsecured Claim (other than an Administrative Claim, a Priority Tax Claim, an Other Priority Claim, an Intercompany Claim, a Notes Claim, or a Subordinated Securities Claim) including without limitation (a) Claims arising from the rejection of Unexpired Leases or Executory Contracts, and (b) Claims arising from any litigation or other court, administrative or regulatory proceeding, including damages or judgments entered against, or settlement amounts owing by a Debtor in connection therewith. 120. “Governmental Unit” means a governmental unit as defined in section 101(27) of the Bankruptcy Code. 121. “Hexion” means Hexion Holdings LLC. 122. “Holder” means an Entity holding a Claim or Interest. 123. “Impaired” means “impaired” within the meaning of section 1124 of the Bankruptcy Code. 124. “Indemnification Provisions” means each of the Debtors’ indemnification provisions in effect as of the Petition Date, whether in the Debtors’ bylaws, certificates of incorporation, other formation documents, board resolutions, management or indemnification agreements, employment contracts, or otherwise providing a basis for any obligation of a Debtor to indemnify, defend, reimburse, or limit the liability of, or to advances fees and expenses to, any of the Debtors’ current and former directors, officers, equity holders, managers, members, employees, accountants, investment bankers, attorneys, other professionals, and professionals of the Debtors, and such current and former directors’, officers’, and managers’ respective Affiliates, each of the foregoing solely in their capacity as such. 125. “Initial Distribution Date” means the date that is on or as soon as practicable after the Effective Date when distributions under the Plan shall commence for each Class entitled to receive distributions. 126. “Insurance Contract” means all insurance policies that have been issued at any time to or provide coverage to any of the Debtors and all agreements, documents or instruments relating thereto, including but not limited to, D&O Liability Insurance Policies. 127. “Insurer” means any company or other entity that issued an Insurance Contract, any third party administrator, and any respective predecessors and/or affiliates thereof. 12

128. “Intercompany Claims” means, collectively, any Claim held by a Debtor against another Debtor. 129. “Intercompany Interest” means an Equity Interest in a Debtor held by another Debtor. 130. “Interests” means, collectively, Equity Interests and Intercompany Interests. 131. “Interim DIP Order” means the Interim Order Under 11 U.S.C. §§ 105, 361, 362, 363(c), 363(d), 364(c), 364(d), 364(e) and 507 and Bankruptcy Rules 2002, 4001 and 9014 (i) Authorizing the Debtors to Obtain Postpetition Financing, (ii) Authorizing the Debtors to Use Cash Collateral, (iii) Granting Adequate Protection to Prepetition Secured Lenders and (iv) Scheduling a Final Hearing Pursuant to Bankruptcy Rules 4001(b) and 4001(c) [Docket No. 103]. 132. “Junior Notes Claims” means, collectively, the 1.5 Lien Notes Claims, the Second Lien Notes Claims, and the Borden Debentures Claims. 133. “Junior Notes Indentures” means, collectively, the 1.5 Lien Notes Indenture, the Second Lien Notes Indenture, and the Borden Debentures Indenture. 134. “Junior Notes Indenture Trustees” means, collectively, the 1.5 Lien Notes Indenture Trustee, the Second Lien Notes Indenture Trustee, and the Borden Debentures Trustee. 135. “Junior Notes Trustee Fees” means, collectively, to the extent not previously paid in connection with the Chapter 11 Cases, all outstanding reasonable and documented fees and expenses of each of the Junior Notes Indenture Trustees, and (a)(i) Arnold & Porter Kaye Scholer LLP as counsel for the 1.5 Lien Notes Indenture Trustee, and (ii) one local counsel, (b)(i) Reed Smith, counsel for the Second Lien Notes Indenture Trustee, and (ii) one local counsel, (c)(i) Emmet Marvin, counsel for the Borden Debenture Trustee, and (ii) one local counsel, and (d) advisors to the 1.5 Lien Notes Indenture Trustee, the Second Lien Notes Indenture Trustee, and the Borden Debentures Trustee to the extent required by the applicable 1.5 Lien Notes Indenture, Second Lien Notes Indenture, or Borden Debentures Indenture. 136. “Lien” means a lien as defined in section 101(37) of the Bankruptcy Code. 137. “Local Bankruptcy Rules” means the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware. 138. “Management Incentive Plan” means the management incentive plan of the Reorganized Debtors, which shall include up to 10% of the fully diluted New Common Equity issued on the Effective Date (including any New Common Equity issuable upon exercise of the New Warrants as of the Effective Date, without regard to any limitations on the exercise of the New Warrants), the terms of which shall be determined by the New Board (including with respect to form, structure, allocation, participation, timing, vesting and structure of issuance thereunder), subject, prior to the Effective Date, to the Definitive Document Consent Rights. 139. “New ABL Agent” means the administrative agent, collateral agent, swingline lender and initial issuing bank, in its capacity as such, under the New ABL Credit Facility. 140. “New ABL Arranger” means any lead arranger and/or bookrunner, in its capacity as such, under the New ABL Credit Facility. 141. “New ABL Credit Facility” means the asset-based revolving credit facility to be entered into by the Reorganized Debtors on the Effective Date. 13

142. “New ABL Lenders” means the banks, financial institutions and other lenders party to the New ABL Credit Facility from time to time. 143. “New Board” means the initial board of managers or similar governing body of Reorganized Hexion. 144. “New Common Equity” means the common equity in Reorganized Hexion to be authorized, issued, or reserved on the Effective Date pursuant to the Plan or to be issued upon exercise of the New Warrants. 145. “New Debt” means the New ABL Credit Facility, the New Long-Term Debt, and the New Notes. 146. “New Debt Agents” means, collectively, the New ABL Agent and the New Term Agent. 147. “New Debt Arrangers” means, collectively, any New ABL Arranger and any New Term Arranger. 148. “New Debt Documentation” means the credit agreements, indentures, notes, escrow agreements and other documents governing the New Debt, substantially final forms of which will be filed with the Plan Supplement. 149. “New Lenders” means, collectively, the New ABL Lenders and the New Term Loan Lenders. 150. “New Long-Term Debt” means the term loan credit facility (or facilities) to be entered into by the Reorganized Debtors (and other entities party thereto) on the Effective Date, and/or the unsecured notes to be issued (or guaranteed) by certain of the Reorganized Debtors (and other entities party thereto) on the Effective Date, including, for the avoidance of doubt, any portion of such financing extended pursuant to the commitments provided under the Debt Backstop Agreement. 151. “New Noteholders” means the banks, financial institutions and other holders of the New Notes from time to time (including, for the avoidance of doubt, the initial purchasers of the New Notes). 152. “New Notes” means the senior unsecured notes authorized and issued (or guaranteed) by certain of the Reorganized Debtors (and other entities party thereto) on the Effective Date, the terms of which are governed by the New Notes Indenture. 153. “New Notes Indenture” means the senior unsecured notes indenture, dated as of the Effective Date, between certain of the Reorganized Debtors and the New Notes Trustee, governing the New Notes. 154. “New Notes Trustee” means the indenture trustee, in its capacity as such, for the New Notes Indenture. 155. “New Organizational Documents” means such certificates or articles of incorporation, bylaws, or other applicable formation documents of each of the Reorganized Debtors and NewCo, as applicable, containing customary minority protections reasonably acceptable to the Required Consenting Noteholders, the forms of which shall be included in the Plan Supplement, including the Registration Rights Agreement, the form of the New Warrants, and the New Warrant Agreement; provided that the New Organizational Documents shall provide for a single class of New Common Equity. 156. “New Term Agent” means the administrative agent or indenture trustee (as applicable), in its capacity as such, under the New Long-Term Debt. 14

157. “New Term Arranger” means any lead arranger and/or bookrunner, it its capacity as such, under the New Long-Term Debt. 158. “New Term Loan Lenders” means the banks, financial institutions and other lenders party to the New Long-Term Debt from time to time. 159. “New Warrant Agreement” means the agreement governing the New Warrants to be effective on the Effective Date, which shall be included in the Plan Supplement and subject to the Definitive Document Consent Rights. 160. “New Warrants” means a perpetual warrant issued by Reorganized Hexion, with a nominal exercise price, to purchase a number of shares of New Common Equity equal to the number of shares that a Holder entitled to receive New Common Equity under the Plan would otherwise have received had it not elected to receive New Warrants in lieu thereof, subject to the limitations set forth in the Plan. The New Warrants will provide that unless the Holder thereof shall have provided Reorganized Hexion with at least 65 days prior written notice of its waiver of the following provision, in no event shall any Holder have the right to exercise the New Warrants to subscribe for and purchase from Reorganized Hexion, nor shall Reorganized Hexion issue to any such Holder, shares of New Common Equity to the extent that such exercise or issuance would result in any such Holder, its Affiliates and any other members of a “group” (as defined in Rule 13d-5 under the Exchange Act) of which such Holder is a member together beneficially owning more than 9.9% of the then issued and outstanding shares of New Common Equity (excluding New Common Equity issuable to other Backstop Parties pursuant to New Warrants issued to other Backstop Parties on the Effective Date and excluding New Common Equity issued pursuant to the Management Incentive Plan) (subject to certain exceptions to be set forth in the New Warrant Agreement). 161. “NewCo” means a new entity to be organized or incorporated by or at the direction of the Required Consenting Parties, on or before the Effective Date. 162. “Notes Claims” means, collectively, the First Lien Notes Claims and the Junior Notes Claims. 163. “Notice and Claims Agent” means Omni Management Group, Inc., in its capacity as noticing, claims, and solicitation agent for the Debtors, pursuant to the order of the Bankruptcy Court. 164. “Ordinary Course Professionals Order” means any order of the Bankruptcy Court permitting the Debtors to retain certain professionals in the ordinary course of their businesses. 165. “Other Priority Claim” means any Claim accorded priority in right of payment under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or Claims entitled to administrative expense priority pursuant to section 503(b)(9) of the Bankruptcy Code. 166. “Other Secured Claim” means any Secured Claim other than the DIP Facility Claims, the First Lien Notes Claims, the 1.5 Lien Notes Claims, or the Second Lien Notes Claims. 167. “Periodic Distribution Date” means the first Business Day that is as soon as reasonably practicable occurring approximately sixty (60) days after the immediately preceding Periodic Distribution Date. 168. “Petition Date” means the date on which each of the Debtors commenced the Chapter 11 Cases. 15

169. “Plan” means this joint plan of reorganization under chapter 11 of the Bankruptcy Code, either in its present form or as it may be altered, amended, modified, or supplemented from time to time in accordance with the Bankruptcy Code, the Bankruptcy Rules, or the terms hereof, as the case may be, and the Plan Supplement, which is incorporated herein by reference, including all exhibits and schedules hereto and thereto, subject to the Definitive Document Consent Rights. 170. “Plan Equity Value” means the aggregate value of the Aggregate Fully Diluted Common Shares immediately after the Effective Date, which, for purposes of the Plan, shall be $1,374,000,000. 171. “Plan Supplement” means the compilation of documents and forms of documents, schedules, and exhibits, in each case subject to the terms and provisions of the Restructuring Support Agreement (including any applicable Definitive Document Consent Rights), to be filed on the Plan Supplement Filing Date, as amended, modified or supplemented from time to time in accordance with the terms hereof and in accordance with the Bankruptcy Code, the Bankruptcy Rules, and the Restructuring Support Agreement (including any applicable Definitive Document Consent Rights), including the following documents: (a) the New Organizational Documents; (b) the Rejected Executory Contract/Unexpired Lease List; (c) a list of retained Causes of Action; (d) to the extent known, the identity of the members of the New Board; (e) the New Debt Documentation; (f) the Restructuring Transactions Memorandum; (g) the Settlement Note; (h) the form of the New Warrant Agreement; and (i) the Transfer Agreement. 172. “Plan Supplement Filing Date” means the date that is at least five (5) Business Days prior to the date on which objections to Confirmation are due pursuant to the Disclosure Statement Order. 173. “Priority Tax Claim” means a Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code. 174. “Pro Rata Share” means, with respect to any distribution on account of an Allowed Claim, a distribution equal in amount to the ratio (expressed as a percentage) that the amount of such Allowed Claim bears to the aggregate amount of all Allowed Claims in its Class. 175. “Professional Fee Claim” means a Claim by a Retained Professional seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date under sections 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code. 176. “Professional Fee Escrow Account” means an interest-bearing account funded by the Debtors with Cash no later than the Effective Date in an amount equal to the Professional Fee Escrow Amount. 177. “Professional Fee Escrow Amount” means the aggregate amount of Professional Fee Claims and other unpaid fees and expenses the Professionals have incurred or will incur in rendering services in connection with the Chapter 11 Cases prior to and as of the Effective Date, which shall be estimated pursuant to the method set forth in Article II.A.2 of the Plan. 178. “Proof of Claim” means a proof of Claim filed against any Debtor in the Chapter 11 Cases. 179. “Registration Rights Agreement” means the registration rights agreement with respect to the New Common Equity (including any New Common Equity issuable upon exercise of the New Warrants as of the Effective Date, without regard to any limitations on the exercise of the New Warrants) 16 contemplated by the Equity Commitment Agreement to be effective on the Effective Date, which shall be included in the Plan Supplement and subject to the Definitive Document Consent Rights. 180. “Reinstatement” means, with respect to Claims and Interests, that the Claim or Interest shall be rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code. 181. “Rejected Executory Contract/Unexpired Lease List” means the list (as determined by the Debtors and as reasonably acceptable to the Required Consenting Noteholders), of Executory Contracts and/or Unexpired Leases (including any amendments or modifications thereto), if any, that will be rejected pursuant to the Plan. 182. “Released Party” means each of the following, solely in its capacity as such: (i)(a) the Debtors; (b) the Reorganized Debtors, and (c) with respect to each of the foregoing parties in clauses (i)(a) and (i)(b), each of such Entity’s current and former Affiliates, and such Entities’ and their current and former Affiliates’ current and former directors, managers, officers, principals, members, employees, predecessors, successors, assigns, subsidiaries, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, and such Entities’ respective heirs, executors, Estate, and nominees; and (ii)(a) the Consenting Noteholders, (b) the Consenting Sponsors (c) the Equity Backstop Parties, (d) the Debt Backstop Parties, (e) the New Lenders, (f) the New Debt Agents, (g) the New Debt Arrangers, (h) the DIP Lenders, (i) the DIP Agents; (j) the DIP Arrangers, (k) the First Lien ABL Agent, (l) the First Lien ABL Lenders, (m) the 6.625% First Lien Notes Indenture Trustee, (n) the 10.00% First Lien Notes Indenture Trustee, (o) the 10.375% First Lien Notes Indenture Trustee, (p) the 1.5 Lien Notes Indenture Trustee, (q) the Second Lien Notes Indenture Trustee, (r) the Borden Debentures Trustee, (s) Wilmington Trust, National Association in its capacity as former trustee under the 1.5 Lien Notes Indenture, (t) the Committee and its current and former members, (u) the New Noteholders, (v) the New Notes Trustee, and (w) with respect to each of the foregoing parties in clauses (ii)(a) through (ii)(v), each of such Entity’s current and former Affiliates, and such Entities’ and their current and former Affiliates’ current and former directors, managers, officers, principals, members, employees, equity holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, assigns, subsidiaries, agents, advisory board members, managed accounts or funds, fund advisors, management companies, financial advisors, investment advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, and such Entities’ respective heirs, executors, estate, and nominees; provided, that, any Holder of a Claim or Interest that validly opts out of or objects to the releases contained in the Plan, such that it is not a Releasing Party, shall not be a “Released Party.” 183. “Releasing Party” means each of the following, solely in its capacity as such: (a) the Debtors; (b) the Reorganized Debtors, (c) the Consenting Noteholders, (d) the Consenting Sponsors, (e) the Equity Backstop Parties, (f) the Debt Backstop Parties, (g) the New Lenders, (h) the New Debt Agents, (i) the New Debt Arrangers, (j) the DIP Lenders, (k) the DIP Agents, (l) the DIP Arrangers, (m) the First Lien ABL Agent, (n) the First Lien ABL Lenders, (o) all Holders of Claims that are presumed to accept the Plan; (p) all Holders of Claims who vote to accept the Plan; (q) all Holders of Claims or Interests who are entitled to vote on the Plan and (i) abstain from voting on the Plan or vote to reject the Plan and (ii) do not opt out of the releases provided by the Plan; (r) all Holders of Claims or Interests who are deemed to reject the Plan and do not timely object to confirmation of the Plan with respect to the releases; (s) the New Noteholders; (t) the New Notes Trustee; and (u) with respect to the foregoing clauses (a) through (t), each such Entity and its current and former Affiliates, and such Entities’ and their current and former Affiliates’ current and former directors, managers, officers, principals, members, employees, equity holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, assigns, subsidiaries, agents, advisory board members, managed accounts or funds, fund advisors, management companies, financial advisors, investment advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals; provided that each 17 such Entity that validly objects to or validly opts out of the releases contained in the Plan, such that it is not a Releasing Party in its capacity as a Holder of a particular Claim or Interest, shall be bound by such releases in any other capacity to the extent it would be a Releasing Party in such other capacity; and provided, further, that any Entity in the foregoing clause (u) shall be a Releasing Party only to the extent such Entity would be obligated to release under principles of agency if it were so directed by the applicable Entity in clauses (a) through (t). 184. “Reorganized Debtors” means, on or after the Effective Date, (a) the Debtors, as reorganized pursuant to and under the Plan, or any successor thereto, by merger, consolidation, or otherwise, and (b) to the extent not already encompassed by clause (a), Reorganized Hexion and any newly formed subsidiaries thereof. 185. “Reorganized Hexion” means NewCo on or after the Effective Date. 186. “Required Consenting 1.5L Noteholders” has the meaning ascribed to such term in the Restructuring Support Agreement. 187. “Required Consenting Crossholder Noteholders” has the meaning ascribed to such term in the Restructuring Support Agreement. 188. “Required Consenting First Lien Noteholders” has the meaning ascribed to such term in the Restructuring Support Agreement. 189. “Required Consenting Noteholders” means, collectively, the Required Consenting First Lien Noteholders, the Required Consenting 1.5L Noteholders, and the Required Consenting Crossholder Noteholders. 190. “Required Consenting Parties” means the Required Consenting Noteholders, the Consenting Sponsors, and the Debtors. 191. “Restructuring” means the Restructuring Transactions contemplated by and to be consummated in accordance with the Plan. 192. “Restructuring Support Agreement” means that certain Restructuring Support Agreement entered into on April 1, 2019 by and among the Debtors, the Consenting Noteholders, and the Consenting Sponsors (as such may be amended, modified or supplemented in accordance with its terms). 193. “Restructuring Transactions” means the transactions described in Article IV.B of the Plan. 194. “Restructuring Transactions Memorandum” means a document, in form and substance acceptable to the Debtors and the Required Consenting Noteholders, to be included in the Plan Supplement that will set forth the material components of the Restructuring Transactions, including the identity of the issuer or issuers of the New Common Equity and the New Warrants and any elections that must be made with respect to the receipt of the New Common Equity and the New Warrants. 195. “Retained Professional” means an Entity: (a) employed in the Chapter 11 Cases pursuant to a Final Order in accordance with sections 327 and/or 1103 of the Bankruptcy Code and to be compensated for services rendered prior to the Effective Date, pursuant to sections 327, 328, 329, 330, or 331 of the Bankruptcy Code; or (b) for which compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code. 18

196. “Rights” means the non-certificated subscription rights to purchase shares of Rights Offering Equity in connection with the Rights Offering on the terms and subject to the conditions set forth in the Plan and the Rights Offering Procedures. 197. “Rights Exercise Price” means the purchase price for each share of Rights Offering Equity. 198. “Rights Offering” means the offering of the Rights to purchase the Rights Offering Equity at the Rights Exercise Price, for an aggregate purchase price of the Rights Offering Amount, to be conducted in accordance with the Rights Offering Procedures and in reliance upon the exemption from registration under the Securities Act provided in section 1145 of the Bankruptcy Code, which will provide Holders of Allowed Notes Claims with the right to purchase for Cash their Pro Rata Share of $300,000,000 of New Common Equity issued on the Effective Date at a 35% discount to the Plan Equity Value. 199. “Rights Offering Amount” means $300,000,000. 200. “Rights Offering Equity” means shares of New Common Equity (including any New Common Equity issuable upon exercise of the New Warrants as of the Effective Date, without regard to any limitations on the exercise of the New Warrants) issued pursuant to the Rights Offering, including shares issued on account of the backstop commitments provided under the Equity Backstop Agreement and the Debt Backstop Agreement. 201. “Rights Offering Procedures” means the procedures pursuant to which the Rights Offering will be conducted, subject to the Definitive Document Consent Rights. 202. “RSA Approval Order” means the Order Authorizing Assumption of Restructuring Support Agreement [Docket No. 366]. 203. “SEC” means the Securities and Exchange Commission. 204. “Second Lien Notes” means the 9.000% notes due 2020 issued under the Second Lien Notes Indenture. 205. “Second Lien Notes Claim” means any Claim arising under or based upon the Second Lien Notes or the Second Lien Notes Indenture. 206. “Second Lien Notes Documents” means the Second Lien Notes Indenture and all agreements and documents related to the Second Lien Notes Indenture and the Second Lien Notes. 207. “Second Lien Notes Indenture” means that certain Indenture, dated as of November 5, 2010, by and among Hexion Inc., as co-issuer, Hexion Nova Scotia Finance, ULC, as co-issuer, certain of the other Debtors, as guarantors, and the Second Lien Notes Indenture Trustee (as modified, amended, or supplemented from time to time). 208. “Second Lien Notes Indenture Trustee” means Wilmington Trust Company, as trustee under the Second Lien Notes Indenture. 209. “Secured Claim” means a Claim: (a) secured by a Lien on property in which the Estate has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Bankruptcy Court order, or that is subject to setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the creditor’s interest in the Estate’s interest in such property or to the extent of 19 the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or (b) otherwise Allowed pursuant to the Plan or order of the Bankruptcy Court as a secured claim. 210. “Securities” means any instruments that qualify under Section 2(a)(1) of the Securities Act, including the New Common Equity and the New Warrants. 211. “Securities Act” means the Securities Act of 1933, as now in effect or hereafter amended, or any regulations promulgated thereunder. 212. “Settlement Note” means the $2.5 million senior unsecured note to be issued by Reorganized Hexion or, with the consent of the Consenting Sponsors, one of its subsidiaries (including, for the avoidance of doubt, any Reorganized Debtor that becomes a subsidiary of Reorganized Hexion) on the Effective Date to the Consenting Sponsors, which shall (i) mature on March 31, 2020, (ii) be payable upon any public offering or listing of New Common Equity (or any other equity interests of the Reorganized Debtors) on The Nasdaq Global Select Market, The New York Stock Exchange, or any successor national securities exchanges, on or after the Effective Date, (iii) be freely transferrable by the holder, and (iv) contain other terms and conditions reasonably acceptable to the Required Consenting Parties. 213. “Subordinated Securities Claims” means any Claim against a Debtor arising from the rescission of a purchase or sale of a security of a Debtor or an Affiliate of a Debtor (other than an Equity Interest) for damages arising from the purchase or sale of such a security or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such a Claim; provided that a Subordinated Securities Claim shall not include any Claim subject to subordination under section 510 of the Bankruptcy Code arising from or related to an Equity Interest (which, for the avoidance of doubt, shall be treated as an Equity Interest for the purposes of the Plan). 214. “Third-Party Release” means the releases set forth in Article IX.C of the Plan. 215. “Transfer Agreement” means the equity and asset transfer agreement, which shall be included in the Plan Supplement and subject to the Definitive Document Consent Rights. 216. “Unexpired Lease” means a lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 or 1123 of the Bankruptcy Code. 217. “Unimpaired” means, with respect to a Claim, Equity Interest, or Class of Claims or Equity Interests, not “impaired” within the meaning of sections 1123(a)(4) and 1124 of the Bankruptcy Code. 218. “United States Trustee” means the Office of the United States Trustee for the District of Delaware. 219. “Unsubscribed Shares” means shares of Rights Offering Equity that are not timely, duly, and validly subscribed and paid for by the holders of Allowed Notes Claims in accordance with the applicable Rights Offering Procedures. 220. “Voting Deadline” means the date and time set forth in the Disclosure Statement Order. 221. “Voting Record Date” means the date established as the voting record date pursuant to the Disclosure Statement Order. 20

B. Rules of Interpretation 1. For purposes herein: (a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine, and the neuter gender; (b) unless otherwise specified, any reference herein to a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (c) unless otherwise specified, any reference herein to an existing document or exhibit having been filed or to be filed shall mean that document or exhibit, as it may thereafter be amended, modified, or supplemented; (d) unless otherwise specified, all references herein to “Articles” are references to Articles of the Plan; (e) the words ‘‘herein,’’ “hereof,” and ‘‘hereto’’ refer to the Plan in its entirety rather than to a particular portion of the Plan; (f) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation”; (g) references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable state limited liability company laws; (h) references to “Proofs of Claim,” “Holders of Claims,” “Disputed Claims,” and the like shall include “Proofs of Equity Interests,” “Holders of Interests,” “Disputed Interests,” and the like, as applicable; (i) captions and headings to Articles and subdivisions thereof are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (j) unless otherwise specified herein, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (k) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; (l) any effectuating provisions may be interpreted by the Reorganized Debtors in such a manner that is consistent with the overall purpose and intent of the Plan all without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity, and such interpretation shall control; and (m) references to docket numbers are references to the docket numbers of documents filed in the Chapter 11 Cases under the Bankruptcy Court’s CM/ECF system. 2. The provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein. Unless otherwise specified herein, any references to the Effective Date shall mean the Effective Date or as soon as reasonably practicable thereafter. 3. All references in the Plan to monetary figures refer to currency of the United States of America, unless otherwise expressly provided. 4. Except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the Debtors or to the Reorganized Debtors mean the Debtors and the Reorganized Debtors, as applicable, to the extent the context requires. Article II. ADMINISTRATIVE CLAIMS, DIP FACILITY CLAIMS, PRIORITY TAX CLAIMS, OTHER PRIORITY CLAIMS AND UNITED STATES TRUSTEE STATUTORY FEES In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, DIP Facility Claims, Priority Tax Claims, and Other Priority Claims have not been classified and thus are excluded from the Classes of Claims and Interests set forth in Article III. 21

A. Administrative Claims 1. General Administrative Claims Subject to the provisions of sections 328, 330(a), and 331 of the Bankruptcy Code, except to the extent that a Holder of an Allowed General Administrative Claim and the applicable Debtor(s) (with the consent of the Required Consenting Noteholders not to be unreasonably withheld) agree to less favorable treatment with respect to such Allowed General Administrative Claim, each Holder of an Allowed General Administrative Claim will be paid the full unpaid amount of such Allowed General Administrative Claim in Cash: (a) on the Effective Date or as soon as reasonably practicable thereafter or, if not then due, when such Allowed General Administrative Claim is due or as soon as reasonably practicable thereafter; (b) if a General Administrative Claim is Allowed after the Effective Date, on the date such General Administrative Claim is Allowed or as soon as reasonably practicable thereafter or, if not then due, when such Allowed General Administrative Claim is due or as soon as reasonably practicable thereafter; (c) at such time and upon such terms as may be agreed upon by such Holder and the Debtors (with the consent of the Required Consenting Noteholders not to be unreasonably withheld) or the Reorganized Debtors, as the case may be; or (d) at such time and upon such terms as set forth in an order of the Bankruptcy Court; provided that Allowed General Administrative Claims that arise in the ordinary course of the Debtors’ business during the Chapter 11 Cases shall be paid in full in Cash in the ordinary course of business in accordance with the terms and conditions of any controlling agreements, course of dealing, course of business, or industry practice. 2. Professional Fee Claims All final requests for payment of Professional Fee Claims for services rendered and reimbursement of expenses incurred prior to the Effective Date must be Filed no later than 45 days after the Effective Date. The Bankruptcy Court shall determine the Allowed amounts of such Professional Fee Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Code, the Bankruptcy Rules, and prior Bankruptcy Court orders. The Reorganized Debtors shall pay Professional Fee Claims owing to the Retained Professionals in Cash to such Professionals in the amount the Bankruptcy Court Allows from funds held in the Professional Fee Escrow Account, as soon as reasonably practicable after such Professional Fee Claims are Allowed by entry of an order of the Bankruptcy Court; provided that the Debtors’ and the Reorganized Debtors’ obligations to pay Allowed Professional Fee Claims shall not be limited or deemed limited to funds held in the Professional Fee Escrow Account. To the extent that funds held in the Professional Fee Escrow Account are insufficient to satisfy the Allowed amount of Professional Fee Claims owing to the Retained Professionals, the Reorganized Debtors shall pay such amounts within ten (10) Business Days of entry of the order approving such Professional Fee Claims. No later than the Effective Date, the Reorganized Debtors shall establish and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Escrow Amount. The Professional Fee Escrow Account shall be maintained in trust solely for the Retained Professionals and for no other Entities until all Professional Fee Claims Allowed by the Bankruptcy Court have been irrevocably paid in full in Cash to the Retained Professionals pursuant to one or more Final Orders of the Bankruptcy Court. No Liens, claims, or interests shall encumber the Professional Fee Escrow Account or Cash held in the Professional Fee Escrow Account in any way. No funds held in the Professional Fee Escrow Account shall be property of the Estates of the Debtors or the Reorganized Debtors. When all Professional Fee Claims Allowed by the Bankruptcy Court have been irrevocably paid in full in Cash to the Retained Professionals pursuant to one or more Final Orders of the Bankruptcy Court, any remaining funds held in the Professional Fee Escrow Account shall be remitted to the Reorganized Debtors without any further notice to or action, order, or approval of the Bankruptcy Court or any other Entity. 22

The Retained Professionals shall deliver to the Debtors a reasonable and good-faith estimate of their unpaid fees and expenses incurred in rendering services to the Debtors before and as of the Effective Date projected to be outstanding as of the anticipated Effective Date, and shall deliver such estimate no later than five Business Days prior to the anticipated Effective Date. For the avoidance of doubt, no such estimate shall be considered or deemed an admission or limitation with respect to the amount of the fees and expenses that are the subject of a Retained Professional’s final request for payment of Professional Fee Claims Filed with the Bankruptcy Court, and such Professionals are not bound to any extent by the estimates. If a Retained Professional does not provide an estimate, the Debtors may estimate the unpaid and unbilled fees and expenses of such Retained Professional. The total aggregate amount so estimated to be outstanding as of the anticipated Effective Date shall be utilized by the Debtors to determine the amount to be funded to the Professional Fee Escrow Account; provided that the Reorganized Debtors shall use Cash on hand to increase the amount of the Professional Fee Escrow Account to the extent fee applications are Filed after the Effective Date in excess of the amount held in the Professional Fee Escrow Account based on such estimates. 3. Administrative Claims Bar Date All requests for payment of an Administrative Claim (other than DIP Facility Claims, Cure Costs, Professional Fee Claims, the Equity Backstop Premium, the Debt Backstop Premium and the Additional Debt Backstop Premium, or U.S. Trustee quarterly fees payable pursuant to Article II.E below) that accrued on or before the Effective Date that were not otherwise accrued in the ordinary course of business must be filed with the Bankruptcy Court and served on the Debtors no later than the Administrative Claims Bar Date. If a Holder of an Administrative Claim (other than DIP Facility Claims, Cure Costs, Professional Fee Claims, the Equity Backstop Premium, the Debt Backstop Premium and the Additional Debt Backstop Premium, or U.S. Trustee quarterly fees payable pursuant to Article II.E below) that is required to, but does not, file and serve a request for payment of such Administrative Claim by the Administrative Claims Bar Date, such Administrative Claim shall be considered Allowed only if and to the extent that no objection to the allowance thereof has been interposed within three months following the filing and service of such request or as otherwise set by the Bankruptcy Court or such an objection is so interposed and the Claim has been Allowed by a Final Order; provided that any Claim filed after entry of a decree closing the Debtors’ Chapter 11 Cases shall not be Allowed unless the Holder of such Claim obtains an order of the Bankruptcy Court allowing such Claim. The Reorganized Debtors, in their sole and absolute discretion, may settle Administrative Claims in the ordinary course of business without further Bankruptcy Court approval. The Debtors or the Reorganized Debtors, as applicable, may also choose to object to any Administrative Claim no later than the Claims Objection Deadline, subject to extensions by the Bankruptcy Court, agreement in writing of the parties, or on motion of a party in interest approved by the Bankruptcy Court. Unless the Debtors or the Reorganized Debtors (or other party with standing) object to a timely-filed and properly served Administrative Claim, such Administrative Claim will be deemed Allowed in the amount requested. In the event that the Debtors or the Reorganized Debtors object to an Administrative Claim, the parties may confer to try to reach a settlement and, failing that, the Bankruptcy Court will determine whether such Administrative Claim should be allowed and, if so, in what amount. B. DIP Facility Claims The DIP Facility Claims shall be deemed to be Allowed under the Plan. Notwithstanding anything to the contrary herein, in full and final satisfaction, settlement, release and discharge of and in exchange for release of all Allowed DIP Facility Claims, on the Effective Date, the Allowed DIP Facility Claims shall be paid indefeasibly in Cash in full (including, in the case of DIP Facility Claims arising under the DIP Term Loan Facility, by the repayment in Cash in full of the DIP Intercompany Loan by Hexion Inc. to Hexion International Holdings B.V. and the immediate repayment in Cash in full of the 23

DIP Facility Claims arising under the DIP Term Loan Facility by Hexion International Holdings B.V.), or receive such other treatment as agreed by the Debtors (with the consent of the Required Consenting Noteholders not to be unreasonably withheld), the applicable Holder of an Allowed DIP Facility Claim and, as applicable, the applicable DIP Agent. All of the Debtors’ contingent and unliquidated obligations under the DIP Credit Agreements, including, without limitation, the DIP Agents’ and the DIP Lenders’ rights to indemnification from the Debtors, to the extent any such obligation has not been paid in Cash in full on the Effective Date, shall survive the Effective Date and shall not be released or discharged pursuant to the Plan or Confirmation Order, notwithstanding any provision hereof or thereof to the contrary. C. Priority Tax Claims Except to the extent that a Holder of an Allowed Priority Tax Claim and the Debtor(s) against which such Allowed Priority Tax Claim is asserted agree (with the consent of the Required Consenting Noteholders not to be unreasonably withheld) to a less favorable treatment, in exchange for full and final satisfaction, settlement, release, and the discharge of each Allowed Priority Tax Claim, each Holder of an Allowed Priority Tax Claim due and payable on or prior to the Effective Date shall receive, as soon as reasonably practicable after the Effective Date, on account of such Claim: (1) Cash in an amount equal to the amount of such Allowed Priority Tax Claim; (2) Cash in an amount agreed to by the applicable Debtor or Reorganized Debtor, as applicable, and such Holder; provided that such parties may further agree for the payment of such Allowed Priority Tax Claim at a later date; or (3) at the option of the Debtors, Cash in an aggregate amount of such Allowed Priority Claim payable in installment payments over a period not more than five years after the Petition Date, pursuant to section 1129(a)(9)(C) of the Bankruptcy Code. To the extent any Allowed Priority Tax Claim is not due and owing on or before the Effective Date, such Claim shall be paid in full in Cash in accordance with the terms of any agreement between the Debtors and such Holder, or as may be due and payable under applicable non-bankruptcy law or in the ordinary course of business. D. Other Priority Claims Except to the extent that a Holder of an Allowed Other Priority Claim and the Debtor against which such Allowed Other Priority Claim is asserted agree (with the consent of the Required Consenting Noteholders not to be unreasonably withheld) to less favorable treatment for such Holder, in full satisfaction of each Allowed Other Priority Claim, each Holder thereof shall receive payment in full in Cash or other treatment, rendering such Claim Unimpaired. E. United States Trustee Statutory Fees The Debtors and the Reorganized Debtors, as applicable, shall pay all quarterly fees due to the United States Trustee under 28 U.S.C § 1930(a)(6), plus any interest due and payable under 31 U.S.C. § 3717 on all disbursements, including Plan payments and disbursements in and outside the ordinary course of the Debtors’ or Reorganized Debtors’ business (or such amount agreed to with the United States Trustee or ordered by the Bankruptcy Court), for each quarter (including any fraction thereof) until the Chapter 11 Cases are converted, dismissed, or closed, whichever occurs first. Article III. CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS A. Classification of Claims The Plan constitutes a separate chapter 11 plan of reorganization for each Debtor. Except for the Claims addressed in Article II above (or as otherwise set forth herein), all Claims and Interests are placed 24 in Classes for each of the applicable Debtors. In accordance with section 1123(a)(1) of the Bankruptcy Code, the Debtors have not classified Administrative Claims, DIP Facility Claims, Priority Tax Claims, and Other Priority Claims as described in Article II. The categories of Claims and Interests listed below classify Claims and Interests for all purposes, including voting, Confirmation and distribution pursuant hereto and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code. The Plan deems a Claim or Interest to be classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such different Class. A Claim or an Interest is in a particular Class only to the extent that any such Claim or Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date. Summary of Classification and Treatment of Claims and Interests Class Claim Status Voting Rights 1 Other Secured Claims Unimpaired Presumed to Accept 2 First Lien Notes Claims Impaired Entitled to Vote 3 Junior Notes Claims Impaired Entitled to Vote 4 General Unsecured Claims Unimpaired Presumed to Accept 5 Subordinated Securities Claims Impaired Deemed to Reject Unimpaired Presumed to Accept or 6 Intercompany Claims or Impaired Deemed to Reject Unimpaired Presumed to Accept or 7 Intercompany Interests or Impaired Deemed to Reject 8 Equity Interests Impaired Deemed to Reject B. Treatment of Claims and Interests 1. Class 1 — Other Secured Claims a. Classification: Class 1 consists of all Other Secured Claims. b. Treatment: Except to the extent that a Holder of an Allowed Other Secured Claim agrees to less favorable treatment, in exchange for full and final satisfaction, settlement, release, and the discharge of each Allowed Other Secured Claim, each Holder of an Allowed Other Secured Claim, at the option of the applicable Debtor with the reasonable consent of the Required Consenting Noteholders, shall (i) be paid in full in Cash including the payment of any interest required to be paid under section 506(b) of the Bankruptcy Code, (ii) receive the collateral securing its Allowed Other Secured Claim, (iii) receive any other treatment that would render such Claim Unimpaired. c. Voting: Class 1 is Unimpaired and Holders of Class 1 Other Secured Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 1 Other Secured Claims are not entitled to vote to accept or reject the Plan. 2. Class 2 — First Lien Notes Claims a. Classification: Class 2 consists of First Lien Notes Claims. 25

b. Allowance: On the Effective Date, the First Lien Notes Claims shall be deemed Allowed in the aggregate principal amount of $2,425,000,000 as follows: (i) 6.625% First Lien Notes Claims shall be Allowed in the aggregate principal amount of $1,550,000,000, (ii) 10.000% First Lien Notes Claims shall be Allowed in the aggregate principal amount of $315,000,000, and (iii) 10.375% First Lien Notes Claims shall be Allowed in the aggregate principal amount of $560,000,000, plus, in each case, all interest (including any payment-in-kind interest), fees, and other expenses payable under the respective First Lien Notes Indenture as of the Petition Date. The Allowed amount of each of the First Lien Notes Claims shall be reduced by the amount of Adequate Protection Payments received by the Holders of such Claims. c. Treatment: Except to the extent that a Holder of an Allowed First Lien Notes Claim agrees to less favorable treatment (with the consent of the Required Consenting Noteholders not to be unreasonably withheld), in exchange for full and final satisfaction, settlement, release, and the discharge of each First Lien Notes Claim, (x) each Holder of an Allowed First Lien Notes Claim shall receive its Pro Rata Share of the 6.625% First Lien Notes Ration, the 10.000% First Lien Notes Ration or the 10.375% First Lien Notes Ration, as applicable, of the First Lien Notes Recovery, and (y) on the Effective Date, the Debtors or the Reorganized Debtors, as applicable, shall pay in full in Cash, all outstanding First Lien Notes Trustee Fees. d. Voting: Class 2 is Impaired and Holders of Class 2 First Lien Notes Claims are entitled to vote to accept or reject the Plan. 3. Class 3 — Junior Notes Claims a. Classification: Class 3 consists of Junior Notes Claims. b. Allowance: On the Effective Date, the Junior Notes Claims shall be Allowed in the aggregate principal amount of $1,061,383,000 as follows: (i) 1.5 Lien Notes Claims shall be Allowed in the aggregate principal amount of $225,000,000, (ii) Second Lien Notes Claims shall be Allowed in the aggregate principal amount of $574,016,000, and (iii) Borden Debentures Claims shall be Allowed in the aggregate principal amount of $262,367,000, plus, in each case, all interest, fees, and other expenses due under the respective Junior Notes Indentures as of the Petition Date. c. Treatment: Except to the extent that a Holder of an Allowed Junior Notes Claim agrees to less favorable treatment (with the consent of the Required Consenting Noteholders not to be unreasonably withheld), in exchange for full and final satisfaction, settlement, release, and the discharge of each Junior Notes Claim, (x) each Holder of an Allowed Junior Notes Claim shall receive its Pro Rata Share of (i) 27.5% of New Common Equity (including any New Common Equity issuable upon exercise of the New Warrants as of the Effective Date, without regard to any limitations on the exercise of the New Warrants), subject to the Agreed Dilution, and (ii) 27.5% of the Rights, and (y) on the Effective Date, the Debtors or the Reorganized Debtors, as applicable, shall pay in full in Cash, all outstanding Junior Notes Trustee Fees. 26

d. Voting: Class 3 is Impaired and Holders of Class 3 Junior Notes Claims are entitled to vote to accept or reject the Plan. 4. Class 4 — General Unsecured Claims a. Classification: Class 4 consists of General Unsecured Claims. b. Treatment: Except to the extent that a Holder of an Allowed General Unsecured Claim agrees to less favorable treatment (including, without limitation, with respect to the Consenting Sponsor Claim Settlement), in exchange for full and final satisfaction, settlement, release, and the discharge of each Allowed General Unsecured Claim (subject to Article III.C), on the later of (i) the Effective Date (or as soon as practicable thereafter) or (ii) the date such General Unsecured Claim becomes due and payable, each Holder of an Allowed General Unsecured Claim shall receive payment in full in Cash in an amount equal to such Allowed General Unsecured Claim, or such other treatment that will render such Claim Unimpaired, including, but not limited to, Reinstatement of such Allowed General Unsecured Claim pursuant to section 1124 of the Bankruptcy Code. For the avoidance of doubt, and notwithstanding anything herein to the contrary, no provision of the Plan shall diminish, enhance, or modify any applicable nonbankruptcy legal, equitable, and/or contractual rights of any Holder of a General Unsecured Claim to receive payment on account of such Claim, subject, however, to any applicable limitations on the allowance of such Claims under the Bankruptcy Code and to the rights of the Debtors, Reorganized Debtors, or any party in interest to dispute or defend such Claim in accordance with applicable nonbankruptcy law as if the Chapter 11 Cases had not been commenced. c. Voting: Class 4 is Unimpaired and Holders of Class 4 General Unsecured Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 4 General Unsecured Claims are not entitled to vote to accept or reject the Plan. 5. Class 5 — Subordinated Securities Claims a. Classification: Class 5 consists of all Subordinated Securities Claims. b. Treatment: Subordinated Securities Claims shall be discharged, cancelled, and extinguished on the Effective Date. Each Holder of Subordinated Securities Claims shall receive no recovery or distribution on account of such Subordinated Securities Claims. c. Voting: Class 5 is Impaired and Holders of Class 5 Subordinated Securities Claims are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Class 5 Subordinated Securities Claims are not entitled to vote to accept or reject the Plan. 6. Class 6 — Intercompany Claims a. Classification: Class 6 consists of all Intercompany Claims. b. Treatment: No property will be distributed to the Holders of Allowed Intercompany Claims. Unless otherwise provided for under the Plan, each 27

Intercompany Claim will either be Reinstated or canceled and released at the option of the Debtors with the consent of the Required Consenting Noteholders. c. Voting: Class 6 is either (i) Unimpaired and Holders of Class 6 Intercompany Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code or (ii) Impaired and not receiving any distribution under the Plan and are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, in each case, Holders of Class 6 Intercompany Claims are not entitled to vote to accept or reject the Plan. 7. Class 7 — Intercompany Interests a. Classification: Class 7 consists of all Intercompany Interests. b. Treatment: Intercompany Interests shall receive no recovery or distribution and be Reinstated solely to the extent necessary to maintain the Debtors’ corporate structure. c. Voting: Class 7 is either (i) Unimpaired and Holders of Class 7 Intercompany Interests are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code or (ii) Impaired and not receiving any distribution under the Plan and are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, in each case, Holders of Class 7 Intercompany Interests are not entitled to vote to accept or reject the Plan. 8. Class 8 — Equity Interests a. Classification: Class 8 consists of all Equity Interests. b. Treatment: Holders of Equity Interests shall receive no distribution on account of their Equity Interests. On the Effective Date, all Equity Interests will be canceled and extinguished and will be of no further force or effect. c. Voting: Class 8 is Impaired and Holders of Class 8 Equity Interests are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Class 8 Equity Interests are not entitled to vote to accept or reject the Plan. C. Special Provision Governing Unimpaired Claims Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors’ or the Reorganized Debtors’ rights in respect of any Unimpaired Claim, including all rights in respect of legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Claim; provided, for the avoidance of doubt, notwithstanding anything to the contrary in the Plan or the Confirmation Order or any related documents, (a) the provisions of Articles IV.A, IX.A, IX.C, and IX.E of the Plan shall not apply with respect to any Unimpaired Claim, (b) such Unimpaired Claim shall not be deemed settled, satisfied, resolved, released, discharged, barred or enjoined by any provision of the Plan or the Definitive Documents, and (c) the property of each Debtor’s Estate that vests in the applicable Reorganized Debtor pursuant to Articles IV.D and IV.O of the Plan shall not be free and clear of such Claims, until (in the case of each of clauses (a), (b), and (c)) an Unimpaired Claim in Class 4 of the Plan has been (x) paid in full in the Allowed amount of such Claim determined in accordance with applicable law, or on terms agreed to between the holder of such Claim and the Debtors or Reorganized Debtors, or in accordance 28 with the terms and conditions of the particular transaction giving rise to such Claim, or (y) otherwise satisfied or disposed of as determined by a court of competent jurisdiction, at which time (in clause (x) or clause (y)) all of the foregoing provisions of the Plan referenced in clauses (a), (b), and (c) shall apply in all respects as to the applicable Unimpaired Claim. For the further avoidance of doubt, Holder of Class 4 Claims shall not be required to file a Proof of Claim with the Bankruptcy Court and, subject to Article X of the Plan, shall retain all of their rights under applicable nonbankruptcy law to pursue their claims in any forum with jurisdiction over the parties. The Debtors, the Reorganized Debtors and any other person or entity shall retain all rights, defenses, counterclaims, rights of setoff, and rights of recoupment as to Class 4 Claims to the extent such rights, defenses, counterclaims, rights of setoff and rights of recoupment exist under applicable law, including any applicable provisions of the Bankruptcy Code. D. Acceptance or Rejection of the Plan 1. Presumed Acceptance of Plan Claims and Interests in Classes 1 and 4 are Unimpaired under the Plan and are, therefore, their Holders are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Claims and Interests in Classes 1 and 4 are not entitled to vote on the Plan and the votes of such Holders shall not be solicited. 2. Voting Classes Claims in Classes 2 and 3 are Impaired under the Plan and the Holders of Allowed Claims in Classes 2 and 3 are entitled to vote to accept or reject the Plan. 3. Deemed Rejection of the Plan Claims and Interests in Classes 5 and 8 are Impaired under the Plan and their Holders shall receive no distributions under the Plan on account of their Claims or Interests (as applicable) and are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Claims and Interests in Classes 5 and 8 are not entitled to vote on the Plan and the votes of such Holders shall not be solicited. 4. Presumed Acceptance of the Plan or Deemed Rejection of the Plan Holders of Claims and Interests in Classes 6 and 7 are either (a) Unimpaired and are, therefore, conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code, or (b) Impaired and shall receive no distributions under the Plan and are, therefore, deemed to have rejected the Plan pursuant to Section 1126(g) of the Bankruptcy Code. Therefore, holders of Claims and Interests in Classes 6 and 7 are not entitled to vote on the Plan and votes of such Holders shall not be solicited. E. Nonconsensual Confirmation Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of the Plan by an Impaired Class of Claims. The Debtors shall seek Confirmation pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests. F. Subordinated Claims The allowance, classification, and treatment of all Allowed Claims and Interests, and the respective distributions and treatments under the Plan, shall take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable 29 subordination, section 510 of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, except where otherwise provided herein, the Reorganized Debtors, with the reasonable consent of the Required Consenting Noteholders and the Consenting Sponsors (but, with respect to the Consenting Sponsors, only to the extent such re-classification (i) affects the release, exculpation, injunction, indemnification, or insurance provisions related to the Consenting Sponsors, (ii) adversely affects the rights or obligations of the Consenting Sponsors under the terms of the Plan or (iii) relates to the Settlement Note), reserve the right to re-classify any Allowed Claim or Interest in accordance with any contractual, legal, or equitable subordination rights relating thereto. G. Elimination of Vacant Classes Any Class of Claims that is not occupied as of the date of commencement of the Confirmation Hearing by the Holder of an Allowed Claim or a Claim temporarily Allowed under Bankruptcy Rule 3018 (i.e., no Ballots are cast in a Class entitled to vote on the Plan) shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptances or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code. H. Intercompany Interests and Intercompany Claims To the extent Reinstated under the Plan, distributions on account of Intercompany Interests and Intercompany Claims are not being received by Holders of such Intercompany Interests or Intercompany Interests on account of their Intercompany Interests or Intercompany Claims but for the purposes of administrative convenience and due to the importance of maintaining the corporate structure given the various foreign affiliate-subsidiaries of the Debtors, for the ultimate benefit of the Holders of New Common Equity, to preserve ordinary course intercompany operations and in exchange for the Debtors’ and Reorganized Debtors’ agreement under the Plan to make certain distributions to the Holders of Allowed Claims. Article IV. MEANS FOR IMPLEMENTATION OF THE PLAN A. General Settlement of Claims and Interests In consideration for the classification, distributions, releases, and other benefits provided under the Plan, on the Effective Date, the provisions of the Plan shall constitute a good-faith compromise and settlement of all Claims, Interests, Causes of Action and controversies resolved pursuant to the Plan. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, Causes of Action and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates and Holders of Claims and Interests is fair, equitable and is within the range of reasonableness. Distributions made to Holders of Allowed Claims are intended to be indefeasible. B. Restructuring Transactions 1. Restructuring Transactions Generally On the Effective Date or as soon as reasonably practicable thereafter, the Reorganized Debtors may, with the reasonable consent of the Required Consenting Noteholders and the Consenting Sponsors and in consultation with the Committee (but, (x) with respect to the Consenting Sponsors, only to the extent such actions (i) affect the release, exculpation, injunction, indemnification, or insurance provisions related to the Consenting Sponsors, (ii) adversely affect the rights or obligations of the Consenting Sponsors under the terms of the Plan or (iii) relate to the Settlement Note, and (y) with respect to the 30

Committee, only to the extent such actions affect the treatment of General Unsecured Creditors) consistent with the terms of the Restructuring Support Agreement, take all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by or necessary to effectuate the Plan, and as set forth in the Restructuring Transactions Memorandum, including: (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, or reorganization containing terms that are consistent with the terms of the Plan and that satisfy the requirements of applicable law; (b) the execution and delivery of the Transfer Agreement and any other appropriate instruments of transfer, assignment, assumption, or delegation of any property, right, liability, duty, or obligation on terms consistent with the terms of the Plan; (c) the filing of appropriate certificates of incorporation, merger, migration, consolidation, or other organizational documents with the appropriate governmental authorities pursuant to applicable law; and (d) all other actions that the Reorganized Debtors determine are necessary or appropriate. The Confirmation Order shall and shall be deemed to, pursuant to both section 1123 and section 363 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan. 2. New Debt On the Effective Date, the Reorganized Debtors specified in the New Debt Documentation will incur the New Debt as provided in the New Debt Documentation. 3. New Common Equity and New Warrants On the Effective Date, Reorganized Hexion will issue the New Common Equity and, to the extent applicable, New Warrants, to Holders of Allowed Claims as provided in the Plan. 4. Rights Offering Following approval by the Bankruptcy Court of the Rights Offering Procedures, the Rights Offering shall be conducted pursuant to the Rights Offering Procedures before or substantially simultaneously with the solicitation of votes to accept or reject the Plan. 5. Consenting Sponsor Claim Settlement On the Effective Date, the Consenting Sponsors shall, on behalf of themselves and their affiliates, be deemed to have permanently waived any and all management, monitoring or like fees or expenses owed by any Debtor and any agreements providing for the same shall have been terminated with no liability of any Debtor other than in connection with the Consenting Sponsor Claim Settlement; provided, however, that the foregoing shall not limit, reduce, modify or impair the Debtors’ or the Reorganized Debtors’ Indemnification Provisions with respect to the Consenting Sponsors and their affiliates or the Consenting Sponsors’ or their affiliates’ rights under any of the D&O Liability Insurance Policies, which shall each be assumed and Unimpaired pursuant to Articles V.F and IV.N, respectively. The Settlement Note shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever, and shall not constitute a preferential transfer, fraudulent conveyance, or other voidable transfer under the Bankruptcy Code or any other applicable non- bankruptcy law. C. Corporate Existence Except as otherwise provided in the Plan, each Debtor shall continue to exist after the Effective Date as a separate corporate Entity, limited liability company, partnership, or other form, as the case may 31 be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, pursuant to the applicable law in the jurisdiction in which each Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and bylaws (or other formation documents) in effect prior to the Effective Date, except to the extent such certificate of incorporation and bylaws (or other formation documents) are amended by the Plan, by the Debtors, with the consent of the Required Consenting Noteholders, or otherwise, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval. D. Vesting of Assets in the Reorganized Debtors Except as otherwise provided in the Plan (including in Article III.C) or any agreement, instrument, or other document incorporated herein, including the Restructuring Transactions Memorandum, on the Effective Date, all property of each Estate, including all Causes of Action, and any property acquired by any of the Debtors pursuant to the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances; provided that, in accordance with Article IV.P, on the Effective Date, the Debtors and the Reorganized Debtors shall forever waive, relinquish, and release any and all Causes of Action the Debtors and their Estates had, have, or may have had under section 547 of the Bankruptcy Code and analogous non-bankruptcy law against any Entity whose Claim is Unimpaired under the Plan and any Entity with whom the Debtors are conducting, and the Reorganized Debtors will continue to conduct business on and after the Effective Date. On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, including for the avoidance of doubt any restrictions on the use, acquisition, sale, lease, or disposal of property under section 363 of the Bankruptcy Code. E. Indemnification Provisions in Organizational Documents As of the Effective Date, each Reorganized Debtor’s bylaws and other New Organizational Documents shall, to the fullest extent permitted by applicable law, provide for the indemnification, defense, reimbursement, exculpation, and/or limitation of liability of, and advancement of fees and expenses to, current and former managers, directors, officers, equity holders, members, employees, accountants, investment bankers, attorneys, other professionals, or agents of the Debtors and such current and former managers’, directors’, officers’, equity holders’, members’, employees’, accountants’, investment bankers’, attorneys’, other professionals’ and agents’ respective Affiliates at least to the same extent as set forth in the Indemnification Provisions, against any claims or causes of action whether direct or derivative, liquidated or unliquidated, fixed, or contingent, disputed or undisputed, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted. None of the Reorganized Debtors shall amend and/or restate its certificate of incorporation, bylaws, or similar organizational document after the Effective Date to terminate or adversely affect (1) any of the Indemnification Provisions or (2) the rights of such current and former managers, directors, officers, equity holders, members, employees, or agents of the Debtors and such current and former managers’, directors’, officers’, equity holders’, members’, employees’, and agents’ respective Affiliates referred to in the immediately preceding sentence. F. Cancellation of Agreements and Equity Interests Except as otherwise provided for in the Plan, on the later of the Effective Date and the date on which the relevant distributions are made pursuant to Article VI: (a) (i) the obligations of the Debtors under the DIP Credit Agreements, the First Lien ABL Credit Agreement, the First Lien Notes Documents, the 1.5 Lien Notes Indenture, the Second Lien Notes Indenture, and the Borden Debentures Indenture, and any other note, bond, indenture, or other instrument or document directly or indirectly 32 evidencing or creating any indebtedness of the Debtors, (ii) any certificate, equity security, share, purchase right, option, warrant, or other instrument or document directly or indirectly evidencing or creating an ownership interest in the Debtors (except, in each case, such certificates, notes or other instruments or documents evidencing indebtedness or obligation of or ownership interest in the Debtors that are Reinstated pursuant to the Plan), shall be cancelled solely as to the Debtors and their Affiliates, and the Reorganized Debtors and their Affiliates shall not have any continuing obligations thereunder; and (b) the obligations of the Debtors and their Affiliates pursuant, relating or pertaining to any agreements, indentures, certificates of designation, bylaws or certificate or articles of incorporation or similar documents governing the shares, certificates, notes, bonds, indentures, purchase rights, options, or other instruments or documents evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors (except such agreements, certificates, notes or other instruments evidencing indebtedness or obligation of or ownership interest in the Debtors that are specifically reinstated or entered into pursuant to the Plan) shall be released and discharged; except that: 1. the DIP Facilities shall continue in effect solely for the purpose of: (a) allowing the DIP Agents to receive distributions from the Debtors under the Plan and to make further distributions to the Holders of the DIP Facility Claims on account of such Claims, as set forth in Article VI of the Plan; (b) preserving the DIP Agents and the DIP Lenders’ right to all amounts due under the DIP Credit Agreements and DIP Orders; and (c) preserving the DIP Agents’ and the DIP Lenders’ right to indemnification from the Debtors pursuant and subject to the terms of the DIP Facilities; 2. the First Lien Notes Documents shall continue in effect solely for the purpose of: (a) allowing the First Lien Notes Indenture Trustees to receive distributions from the Debtors under the Plan and to make or direct the making of further distributions to the Holders of Allowed Claims in Class 2 on account of such Claims, as set forth in Article VI of the Plan; (b) preserving the First Lien Notes Indenture Trustees’ rights to payment of their First Lien Notes Trustee Fees, and allowing the First Lien Notes Indenture Trustees to exercise their charging Liens for the payment of their respective First Lien Notes Trustee Fees and for indemnification, pursuant to the terms of the First Lien Notes Documents; and (c) preserving the right of the First Lien Notes Indenture Trustees to indemnification from the Debtors pursuant and subject to the respective terms of the First Lien Notes Documents; 3. the 1.5 Lien Notes Indenture shall continue in effect solely for the purpose of: (a) allowing the 1.5 Lien Notes Indenture Trustee to receive distributions from the Debtors under the Plan and to make further distributions to the Holders of Allowed Claims in Class 3 on account of such Claims, as set forth in Article VI of the Plan; (b) preserving the 1.5 Lien Notes Indenture Trustee’s right to payment of their fees and expenses, and allowing the 1.5 Lien Notes Indenture Trustee to exercise its charging Lien for the payment of their respective fees and expenses and for indemnification, pursuant to the terms of the 1.5 Lien Notes Documents; and (c) preserving the right of the 1.5 Lien Notes Indenture Trustee to indemnification from the Debtors pursuant and subject to the terms of the 1.5 Lien Notes Documents; 4. the Second Lien Notes Indenture shall continue in effect solely for the purpose of: (a) allowing the Second Lien Notes Indenture Trustee to receive distributions from the Debtors under the Plan and to make further distributions to the Holders of Allowed Claims in Class 3 on account of such Claims, as set forth in Article VI of the Plan; (b) preserving the Second Lien Notes Indenture Trustee’s right to payment of their fees and expenses, and allowing the Second Lien Notes Indenture Trustee to 33 exercise its charging Lien for the payment of their respective fees and expenses and for indemnification, pursuant to the terms of the Second Lien Notes Documents; and (c) preserving the right of the Second Lien Notes Indenture Trustee to indemnification from the Debtors pursuant and subject to the terms of the Second Lien Notes Documents; 5. the Borden Debentures Indenture shall continue in effect solely for the purpose of: (a) allowing the Borden Debentures Trustee to receive distributions from the Debtors under the Plan and to make further distributions to the Holders of Allowed Claims in Class 3 on account of such Claims, as set forth in Article VI of the Plan; (b) preserving the Borden Debentures Trustee’s right to payment of their fees and expenses, and allowing the Borden Debentures Trustee to exercise their charging Liens for the payment of their respective fees and expenses and for indemnification, pursuant to the terms of the Borden Debentures Indenture; and (c) preserving the right of the Borden Debentures Trustee to indemnification from the Debtors pursuant and subject to the terms of the Borden Debentures Indenture; and 6. the foregoing shall not affect the cancellation of shares and/or Equity Interests pursuant to the Plan nor any Intercompany Interests. G. Sources for Plan Distributions and Transfers of Funds Among Debtors The Debtors shall fund Cash distributions under the Plan with: (1) Cash on hand, including Cash from operations and the proceeds of the DIP Facilities, (2) the proceeds of the New Debt, and (3) the proceeds of the Rights Offering. Cash payments to be made pursuant to the Plan will be made by the Reorganized Debtors or the Distribution Agent in accordance with Article VI. Subject to any applicable limitations set forth in any post-Effective Date agreement (including the New Debt Documentation and the New Organizational Documents), the Reorganized Debtors will be entitled to transfer funds between and among themselves as they determine to be necessary or appropriate to enable the Reorganized Debtors to satisfy their obligations under the Plan. Except as set forth herein, any changes in intercompany account balances resulting from such transfers will be accounted for and settled in accordance with the Debtors’ historical intercompany account settlement practices and will not violate the terms of the Plan. From and after the Effective Date, the Reorganized Debtors, subject to any applicable limitations set forth in any post-Effective Date agreement (including the New Debt Documentation and the New Organizational Documents), shall have the right and authority without further order of the Bankruptcy Court to raise additional capital and obtain additional financing as the boards of directors of the applicable Reorganized Debtors deem appropriate. H. New Debt, Approval of New Debt Documentation, and the Settlement Note Confirmation of the Plan shall be deemed to constitute approval by the Bankruptcy Court of the New Debt, the Settlement Note, and the New Debt Documentation (including all transactions contemplated thereby, such as any supplementation or additional syndication of the New Debt, and all actions to be taken, undertakings to be made and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all fees, indemnities and expenses provided for therein) and, subject to the occurrence of the Effective Date, authorization for the applicable Reorganized Debtors to enter into and perform their obligations under the Settlement Note, the New Debt Documentation and such other documents as may be reasonably required or appropriate, subject to the Definitive Document Consent Rights. For the avoidance of doubt, such approvals and authorizations shall include the New Long-Term Debt (if any) funded in accordance with the terms of the Debt Backstop Agreement. 34

On the Effective Date, the New Debt Documentation shall constitute legal, valid, binding, and authorized obligations of the Reorganized Debtors, enforceable in accordance with their terms. The financial accommodations to be extended pursuant to the New Debt Documentation and the Debt Backstop Agreement are being extended, and shall be deemed to have been extended, in good faith, for legitimate business purposes, are reasonable, shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever, and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any other applicable non-bankruptcy law. On the Effective Date, all of the Liens and security interests to be granted under the New Debt Documentation (1) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted in accordance with the terms of the New Debt Documentation, (2) shall be deemed automatically perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the New Debt Documentation, and (3) shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law. The Reorganized Debtors and the Entities granted such Liens and security interests are authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order, and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties. On the Effective Date, the Settlement Note shall constitute a legal, valid, binding, and authorized obligation of the issuer thereof, enforceable in accordance with its terms. The financial accommodations to be extended pursuant to the Settlement Note are being extended, and shall be deemed to have been extended, in good faith, for legitimate business purposes, are reasonable, shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever, and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any other applicable non-bankruptcy law. I. Reorganized Debtors’ Ownership 1. New Common Equity and New Warrants On the Effective Date, Reorganized Hexion shall issue or reserve for issuance all of the New Common Equity (including any New Common Equity issuable upon exercise of the New Warrants as of the Effective Date, without regard to any limitations on the exercise of the New Warrants) and any New Warrants issuable in accordance with the terms of the Plan and as set forth in the Restructuring Transactions Memorandum. The issuance of the New Common Equity (including any New Common Equity issuable upon exercise of the New Warrants as of the Effective Date, without regard to any limitations on the exercise of the New Warrants) and any New Warrants by Reorganized Hexion for distribution pursuant to the Plan is authorized without the need for further corporate action and all of the shares of New Common Equity (including any New Common Equity issuable upon exercise of the New Warrants as of the Effective Date, without regard to any limitations on the exercise of the New Warrants) issued or issuable pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non- assessable and the New Warrants and the New Warrant Agreement shall be valid and binding obligations of Reorganized Hexion, enforceable in accordance with their terms. 35

2. Registration Rights Agreement On the Effective Date, Reorganized Hexion and certain Holders of the New Common Equity shall enter into the Registration Rights Agreement in substantially the form included in the Plan Supplement. The Registration Rights Agreement shall be deemed to be valid, binding, and enforceable in accordance with its terms. 3. Rights Offering Before or substantially simultaneously with the solicitation of votes to accept or reject the Plan and in accordance with Article III.B hereof, each Holder of Allowed Notes Claims shall receive Rights to acquire its respective Pro Rata Share of the Rights Offering Equity pursuant to the terms set forth in the Rights Offering Procedures. Each Right shall represent the right to acquire one share of Rights Offering Equity for the Rights Exercise Price. 4. Hexion Holdings LLC On or after the Effective Date, the limited liability operating agreement of Debtor Hexion Holdings LLC shall provide for a new sole member, which shall be an entity designated with the consent of the Required Consenting Parties for managing Hexion Holdings LLC and Hexion LLC after the Effective Date, provided that such operating agreement shall otherwise be substantially consistent with the applicable form included in the Plan Supplement. J. Exemption from Registration Requirements The offering, issuance, and distribution of any Securities, including the New Common Equity (including any New Common Equity issuable upon the exercise of the New Warrants), the New Warrants, and the Rights, in exchange for Claims pursuant to Article III of the Plan or pursuant to the exercise of the Rights or pursuant to the Equity Backstop Premium and the Debt Backstop Premium, shall be exempt from, among other things, the registration requirements of Section 5 of the Securities Act pursuant to section 1145 of the Bankruptcy Code. Except as otherwise provided in the Plan or the governing certificates or instruments, any and all such New Common Equity (including any New Common Equity issuable upon exercise of the New Warrants) and New Warrants so issued under the Plan will be freely tradable under the Securities Act by the recipients thereof, subject to: (1) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in Section 2(a)(11) of the Securities Act, and compliance with any applicable state or foreign securities laws, if any, and any rules and regulations of the SEC, if any, applicable at the time of any future transfer of such Securities or instruments; (2) the restrictions, if any, on the transferability of such Securities and instruments; and (3) any other applicable regulatory approval. Notwithstanding anything to the contrary herein, any Backstop Party (together with its Affiliates) that would otherwise be entitled to receive more than 9.9% of the aggregate amount of the New Common Equity to be issued as of the Effective Date (excluding New Common Equity issuable to other Backstop Parties pursuant to New Warrants issued to other Backstop Parties on the Effective Date and excluding New Common Equity issued pursuant to the Management Incentive Plan) based upon (x) its holdings of 1.5 Lien Notes, First Lien Notes, Second Lien Notes, Borden 2021 Debentures, Borden 2023 Debentures as of the subscription expiration deadline for the Rights Offering (as described in the Rights Offering Procedures), (y) its participation in the Rights Offering (including oversubscription rights) and (z) any shares of New Common Equity payable to such Backstop Party as Equity Backstop Premium and the Debt Backstop Premium, may elect to receive New Warrants in lieu of a portion of New Common Equity that would otherwise be issued to such Backstop Party and its Affiliates under the Plan, provided, that, any Backstop Party eligible to elect to receive New Warrants under the Plan may only elect to receive 36

New Warrants up to an equivalent of 5.0% of the New Common Equity issued as of the Effective Date (including any New Common Equity issuable upon exercise of the New Warrants but excluding New Common Equity issued pursuant to the Management Incentive Plan) and the shares of New Common Equity represented by New Warrants shall be shares that would have otherwise been issued under the Plan as First Lien Notes Recovery and/or in exchange for Junior Notes Claims. The offering, issuance and distribution of the New Common Equity pursuant to the Equity Backstop Agreement or the Debt Backstop Agreement (excluding payment of the Equity Backstop Premium and the Debt Backstop Premium, if so elected by any Equity Backstop Parties or any Debt Backstop Parties, respectively) shall be exempt from, among other things, the registration requirements of Section 5 of the Securities Act pursuant to Section 4(a)(2) of the Securities Act, or any other available exemption from registration under the Securities Act. Should the Reorganized Debtors elect on or after the Effective Date to reflect any ownership of the New Common Equity through the facilities of the DTC, the Reorganized Debtors need not provide any further evidence other than the Plan or the Confirmation Order with respect to the treatment of the New Common Equity under applicable securities laws. Notwithstanding anything to the contrary in the Plan, no Entity (including, for the avoidance of doubt, DTC) shall be entitled to require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the New Common Equity (including any New Common Equity issuable upon exercise of the New Warrants) and the New Warrants are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services. DTC shall be required to accept and conclusively rely upon the Plan or Confirmation Order in lieu of a legal opinion regarding whether the New Common Equity (including any New Common Equity issuable upon exercise of the New Warrants) and the New Warrants are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services. K. Organizational Documents Subject to Articles IV.E and IV.F of the Plan, the Reorganized Debtors shall enter into such agreements and amend their corporate governance documents to the extent necessary to implement the terms and provisions of the Plan, subject to the Definitive Document Consent Rights. Without limiting the generality of the foregoing, as of the Effective Date, Reorganized Hexion shall be governed by the New Organizational Documents applicable to it. From and after the Effective Date, the organizational documents of each of the Reorganized Debtors will comply with section 1123(a)(6) of the Bankruptcy Code, as applicable. L. Exemption from Certain Transfer Taxes and Recording Fees To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfer from a Debtor to a Reorganized Debtor or to any Entity pursuant to, in contemplation of, or in connection with the Plan or pursuant to: (1) the issuance, distribution, transfer, or exchange of any debt, securities, or other interest in the Debtors or the Reorganized Debtors; (2) the creation, modification, consolidation, or recording of any mortgage, deed of trust or other security interest, or the securing of additional indebtedness by such or other means; (3) the making, assignment, or recording of any lease or sublease; or (4) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any U.S. federal, state or local document recording tax, stamp tax, conveyance fee, intangibles, or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax 37 or governmental assessment, and the appropriate U.S. state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment. M. Other Tax Matters From and after the Effective Date, the Reorganized Debtors, including Reorganized Hexion, shall be authorized to make and to instruct any of their wholly-owned subsidiaries to make any elections available to them under applicable law with respect to the tax treatment of the Restructuring Transactions as specified in the Restructuring Transactions Memorandum. From and after the Effective Date, to the extent applicable, Hexion LLC and any subsidiary thereof shall make any such election solely at the request of NewCo or any of its wholly-owned subsidiaries. N. Directors and Officers of the Reorganized Debtors 1. The New Board As of the Effective Date, the terms of the current members of the board of managers of Hexion shall expire and, without further order of the Bankruptcy Court or other corporate action by the Debtors or the Reorganized Debtors, the New Board shall be approved. The New Board will initially consist of seven (7) members, which shall be comprised of Craig Rogerson, in his capacity as Chief Executive Officer of the Reorganized Debtors, and six (6) other directors, which shall be selected by the Board Committee in consultation with Craig Rogerson in his capacity as Chief Executive Officer; provided that if the New Board is not fully selected by the Effective Date then the members of the New Board selected as of the Effective Date shall select the remaining members in consultation with the Board Committee. Pursuant to section 1129(a)(5) of the Bankruptcy Code, the Debtors will, to the extent reasonably practicable, disclose in advance of Confirmation the identity and affiliations of any person proposed to serve on the New Board. The occurrence of the Effective Date shall have no effect on the composition of the board of directors or managers of each of the subsidiary Debtors. 2. Senior Management The existing officers of the Debtors as of the Effective Date shall remain in their current capacities as officers of the Reorganized Debtors, subject to the ordinary rights and powers of the New Board to remove or replace them in accordance with the New Organizational Documents and any applicable employment agreements that are assumed pursuant to the Plan with the reasonable consent of the Required Consenting Noteholders. O. Directors and Officers Insurance Policies In accordance with and without altering Article V.H of the Plan, (i) on the Effective Date the Reorganized Debtors shall be deemed to have assumed all of the Debtors’ D&O Liability Insurance Policies (including, without limitation, any “tail policy” and all agreements, documents, or instruments related thereto) in effect prior to the Effective Date pursuant to sections 105 and 365(a) of the Bankruptcy Code, without the need for any further notice to or action, order, or approval of the Bankruptcy Court; (ii) confirmation of the Plan shall not discharge, impair, or otherwise modify any indemnity obligations assumed by the foregoing assumption of the D&O Liability Insurance Policies, and each such indemnity obligation will be deemed and treated as an Executory Contract that has been assumed by the Debtors under the Plan as to which no Proof of Claim need be filed; (iii) the Debtors and, after the Effective Date, the Reorganized Debtors shall retain the ability to supplement such D&O Liability Insurance Policies as 38 the Debtors or Reorganized Debtors, as applicable, may deem necessary on terms and at an expense reasonably acceptable to the Consenting Noteholders and the Consenting Sponsors (but only to the extent such supplement relates to, or affects the rights of, the Consenting Sponsors); and (iv) for the avoidance of doubt, entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the Reorganized Debtors’ foregoing assumption of each of the unexpired D&O Liability Insurance Policies. In addition, on or after the Effective Date, none of the Reorganized Debtors shall terminate or otherwise reduce the coverage under any D&O Liability Insurance Policies (including, without limitation, any “tail policy” and all agreements, documents, or instruments related thereto) in effect on or prior to the Effective Date, with respect to conduct occurring prior thereto, and all current and former directors, officers, and managers of the Debtors who served in such capacity at any time prior to the Effective Date shall be entitled to the full benefits of any such policies for the full term of such policies regardless of whether such current and former directors, officers, and managers remain in such positions after the Effective Date, all in accordance with the terms and conditions of the D&O Liability Insurance Policies, which shall not be altered. P. Preservation of Rights of Action In accordance with section 1123(b) of the Bankruptcy Code, but subject to the releases set forth in this section and in Article IX below, all Causes of Action that a Debtor may hold against any Entity shall vest in the applicable Reorganized Debtor on the Effective Date. Thereafter, the Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action, whether arising before or after the Petition Date, and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any specific Cause of Action as any indication that the Debtors or Reorganized Debtors will not pursue any and all available Causes of Action. The Debtors and Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches, shall apply to any Cause of Action upon, after, or as a consequence of the Confirmation or the occurrence of the Effective Date. Notwithstanding any provision in the Plan or any order entered in these Chapter 11 Cases, the Debtors and Reorganized Debtors forever waive, relinquish, and release any and all Causes of Action the Debtors and their Estates had, have, or may have (a) against any Released Party, or (b) that arise under section 547 of the Bankruptcy Code (and analogous non-bankruptcy law) against any Entity whose Claim is being rendered Unimpaired under the Plan. Q. Corporate Action Subject to the Restructuring Support Agreement, upon the Effective Date, all actions contemplated by the Plan shall be deemed authorized, approved, and, to the extent taken prior to the Effective Date, ratified without any requirement for further action by Holders of Claims or Interests, directors, managers, or officers of the Debtors, the Reorganized Debtors, or any other Entity, including: (1) rejection or assumption, as applicable, of Executory Contracts and Unexpired Leases; (2) selection of the directors, managers, and officers for the Reorganized Debtors; (3) the execution of the New Debt Documentation, the Settlement Note, and the New Organizational Documents; (4) the issuance and distribution of the New Common Equity (including any New Common Equity issuable upon exercise of the New Warrants), the New Warrants, and the Rights as provided herein; and (5) all other acts or actions contemplated, or reasonably necessary or appropriate to promptly consummate the transactions 39 contemplated by the Plan (whether to occur before, on, or after the Effective Date). All matters provided for in the Plan involving the company structure of the Debtors, and any company action required by the Debtors in connection therewith, shall be deemed to have occurred on, and shall be in effect as of, the Effective Date, without any requirement of further action by the security holders, directors, managers, authorized persons, or officers of the Debtors. On or prior to the Effective Date, the appropriate officers, directors, managers, or authorized persons of the Debtors, NewCo or any direct or indirect subsidiaries of NewCo (including any president, vice-president, chief executive officer, treasurer, general counsel, or chief financial officer thereof) shall be authorized and directed to issue, execute and deliver the agreements, documents, securities, certificates of incorporation, certificates of formation, bylaws, operating agreements, and instruments contemplated by the Plan (or necessary or desirable to effect the transactions contemplated by the Plan) in the name of and on behalf of the applicable Debtors or applicable Reorganized Debtors including (x) the New Debt Documentation, the Settlement Note, and the New Organizational Documents and (y) any and all other agreements, documents, securities, and instruments relating to the foregoing. The authorizations and approvals contemplated by this Article IV.Q shall be effective notwithstanding any requirements under non-bankruptcy law. R. Effectuating Documents; Further Transactions Prior to, on, and after the Effective Date, the Debtors and Reorganized Debtors and the directors, managers, officers, authorized persons, and members of the boards of directors or managers and directors thereof, are authorized to and may issue, execute, deliver, file, or record such contracts, securities, notes, instruments, certificates, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and provisions of the Plan, the New Debt Documentation, the New Organizational Documents, and any Securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorizations, actions, or consents except for those expressly required pursuant to the Plan or the Restructuring Support Agreement. S. Management Incentive Plan The New Board shall determine the terms and conditions and consider approval and implementation of the Management Incentive Plan promptly after the Effective Date. T. Company Status Upon Emergence Following the Effective Date and subject to the terms and conditions of the New Organizational Documents, the New Board will direct the Reorganized Debtors’ determination regarding a public listing of the New Common Equity in accordance with the New Organizational Documents. U. Payment of Fees and Expenses of the Consenting Noteholders On and after the Effective Date, the Reorganized Debtors shall pay in Cash all unpaid reasonable and documented fees, costs and expenses (regardless of whether such fees, costs and expenses were incurred before or after the Petition Date) of the Consenting Noteholders, including the reasonable and documented fees, costs and expenses of attorneys, advisors, consultants or other professionals, without application by such parties to the Bankruptcy Court and without notice and a hearing pursuant to section 1129(a)(4) of the Bankruptcy Code or otherwise. Notwithstanding anything to the contrary in the Plan, the fees, costs and expenses described in this paragraph shall not be subject to the Administrative Claims Bar Date. 40

V. Payment of Trustee Fees On the Effective Date, the Reorganized Debtors shall pay in cash all unpaid First Lien Notes Trustee Fees and all unpaid Junior Notes Trustee Fees, regardless of whether such fees and expenses were incurred before or after the Petition Date, without application by any party to the Bankruptcy Court and without notice and a hearing pursuant to section 1129(a)(4) of the Bankruptcy Code or otherwise. Notwithstanding anything to the contrary in the Plan, the First Lien Notes Trustee Fees and the Junior Notes Trustee Fees shall not be subject to the Administrative Claims Bar Date. The payment of the First Lien Notes Trustee Fees and the Junior Notes Trustee Fees are part of the economic bargain between the beneficial Holders of First Lien Notes Claims and beneficial Holders of Junior Notes Claims and the Debtors and the Consenting Parties, and the payment of the First Lien Notes Trustee Fees and the Junior Notes Trustee Fees (including attorneys’ fees and expenses) under the First Lien Notes Documents and the indentures relating to the Junior Notes Claims shall be part of the distribution on account of the First Lien Notes Claims and Junior Notes Claims, as applicable (and such fees and expenses are not being paid as administrative expenses). Article V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES; EMPLOYEE BENEFITS; AND INSURANCE POLICIES A. Assumption and Rejection of Executory Contracts and Unexpired Leases On the Effective Date, except as otherwise provided herein, each of the Executory Contracts and Unexpired Leases not previously assumed or rejected pursuant to an order of the Bankruptcy Court will be deemed assumed as of the Effective Date pursuant to sections 365 and 1123 of the Bankruptcy Code except any Executory Contract or Unexpired Lease (1) identified on the Rejected Executory Contract/Unexpired Lease List (which shall initially be filed with the Bankruptcy Court on the Plan Supplement Filing Date), (2) that is the subject of a separate motion or notice to reject pending as of the Effective Date, or (3) that previously expired or terminated pursuant to its own terms (disregarding any terms the effect of which is invalidated by the Bankruptcy Code). Entry of the Confirmation Order by the Bankruptcy Court shall constitute an order approving the assumptions or rejections of the Executory Contracts and Unexpired Leases pursuant to sections 365(a) and 1123 of the Bankruptcy Code and effective on the occurrence of the Effective Date or, as to rejected Executory Contracts and Unexpired Leases, on such later date as may be identified on the Rejected Executory Contract/Unexpired Lease List or other motion or notice to reject. Each Executory Contract and Unexpired Lease assumed pursuant to the Plan or by Bankruptcy Court order, and not assigned to a third party on or prior to the Effective Date, shall re-vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as such terms may have been modified by order of the Bankruptcy Court. To the maximum extent permitted by law, to the extent any provision in any Executory Contract or Unexpired Lease assumed pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption of such Executory Contract or Unexpired Lease or the execution of any other Restructuring Transaction (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto. For the avoidance of doubt, consummation of the Restructuring Transactions shall not be deemed an assignment of any Executory Contract or Unexpired Lease of the Debtors, notwithstanding any change in name, organizational form, or jurisdiction of organization of any Debtor in connection with the occurrence of the Effective Date. 41

Notwithstanding anything to the contrary in the Plan, the Debtors or Reorganized Debtors, as applicable, subject to the Definitive Document Consent Rights, reserve the right to amend or supplement the Rejected Executory Contract/Unexpired Lease List in their discretion prior to the Effective Date (or such later date as may be permitted by Article V.B or Article V.E below), provided that the Debtors shall give prompt notice of any such amendment or supplement to any affected counterparty and such counterparty shall have a reasonable opportunity to object thereto on any grounds. B. Cure of Defaults for Assumed Executory Contracts and Unexpired Leases Any monetary defaults under each Executory Contract and Unexpired Lease to be assumed pursuant to the Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the Cure Cost in Cash on the Effective Date or as soon as reasonably practicable, subject to the limitation described below, or on such other terms as the parties to such Executory Contract or Unexpired Lease may otherwise agree. No later than the Plan Supplement Filing Date, to the extent not previously filed with the Bankruptcy Court and served on affected counterparties, the Debtors shall provide notices of the proposed assumption and proposed Cure Costs to be sent to applicable counterparties, together with procedures for objecting thereto and for resolution of disputes by the Bankruptcy Court. Any objection by a contract or lease counterparty to a proposed assumption or related Cure Cost must be filed, served, and actually received by the Debtors by the date on which objections to confirmation are due (or such other date as may be provided in the applicable assumption notice). Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption or Cure Cost will be deemed to have assented to such assumption and Cure Cost. Any timely objection to a proposed assumption or Cure Cost will be scheduled to be heard by the Bankruptcy Court at the Reorganized Debtors’ first scheduled omnibus hearing after the date that is 10 days after the date on which such objection is filed. In the event of a dispute regarding (1) the amount of any Cure Cost, (2) the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” within the meaning of section 365(b) of the Bankruptcy Code under any Executory Contract or the Unexpired Lease, and/or (3) any other matter pertaining to assumption and/or assignment, then such dispute shall be resolved by a Final Order; provided that the Debtors (with the consent of the Required Consenting Noteholders not to be unreasonably withheld) or Reorganized Debtors may settle any such dispute and shall pay any agreed upon Cure Cost without any further notice to any party or any action, order, or approval of the Bankruptcy Court; provided, further, that notwithstanding anything to the contrary herein, the Reorganized Debtors reserve the right to reject any Executory Contract or Unexpired Lease previously designated for assumption within 45 days after the entry of a Final Order resolving an objection to the assumption or to the proposed Cure Cost. Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full satisfaction and cure of any Claims and defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, under any assumed Executory Contract or Unexpired Lease arising at any time prior to the effective date of assumption. Notwithstanding the foregoing, the Debtors and the Reorganized Debtors, as applicable, will continue to honor all postpetition and post-Effective Date obligations under any assumed Executory Contracts and Unexpired Leases in accordance with their terms, regardless of whether such obligations are listed as a Cure Cost, and whether such obligations accrued prior to or after the Effective Date, and neither the payment of Cure Costs nor entry of the Confirmation Order shall be deemed to release the Debtors or the Reorganized Debtors, as applicable, from such obligations. 42

C. Claims Based on Rejection of Executory Contracts and Unexpired Leases Unless otherwise provided by a Bankruptcy Court order, any Proofs of Claim asserting Claims arising from the rejection of the Executory Contracts and Unexpired Leases pursuant to the Plan or otherwise must be filed with the Notice and Claims Agent within thirty (30) days after the date of the effectiveness of the rejection of the applicable Executory Contract or Unexpired Lease. Any Proofs of Claim arising from the rejection of the Executory Contracts and Unexpired Leases that are not timely filed shall be subject to disallowance by further order of the Court upon objection on such grounds. All Allowed Claims arising from the rejection of the Executory Contracts and Unexpired Leases shall constitute General Unsecured Claims and shall be treated in accordance with Article III.B of the Plan. D. Contracts and Leases Entered into After the Petition Date Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed by any Debtor, will be performed by the Debtor or Reorganized Debtor, as applicable, liable thereunder in the ordinary course of its business. Accordingly, such contracts and leases (including any Assumed Executory Contracts and Unexpired Leases) that have not been rejected as of the Effective Date will survive and remain unaffected by entry of the Confirmation Order. E. Reservation of Rights Neither the exclusion nor inclusion of any contract or lease in the Rejected Executory Contract/Unexpired Lease List, nor anything contained in the Plan, nor the Debtors’ delivery of a notice of proposed assumption and proposed Cure Cost to any contract and lease counterparties, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or Reorganized Debtors, as applicable, shall have thirty (30) days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease. If there is a dispute regarding a Debtor’s or Reorganized Debtor’s liability under an assumed Executory Contract or Unexpired Lease, the Reorganized Debtors shall be authorized to move to have such dispute heard by the Bankruptcy Court pursuant to Article X.C of the Plan. F. Indemnification Provisions and Reimbursement Obligations On and as of the Effective Date, and except as prohibited by applicable law or subject to the limitations set forth herein, the Indemnification Provisions will be assumed and irrevocable and will survive the effectiveness of the Plan, and the New Organizational Documents will provide to the fullest extent provided by law for the indemnification, defense, reimbursement, exculpation, and/or limitation of liability of, and advancement of fees and expenses to the Debtors’ and the Reorganized Debtors’ current and former directors, officers, equity holders, managers, members, employees, accountants, investment bankers, attorneys, other professionals, agents of the Debtors, and such current and former directors’, officers’, equity holders’, managers’, members’ and employees’ respective Affiliates (each of the foregoing solely in their capacity as such) at least to the same extent as the Indemnification Provisions, against any Claims or Causes of Action whether direct or derivative, liquidated or unliquidated, fixed or contingent, disputed or undisputed, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted, and, notwithstanding anything in the Plan to the contrary, none of the Reorganized Debtors will amend and/or restate the New Organizational Documents before or after the Effective Date to terminate or adversely affect any of the Indemnification Provisions. 43

G. Employee Compensation and Benefits 1. Compensation and Benefit Programs Subject to the provisions of the Plan, all Compensation and Benefits Programs shall be treated as Executory Contracts under the Plan and deemed assumed on the Effective Date pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code, so long as current and future liabilities associated with such programs have previously been provided or made available to the advisors to the Consenting Noteholders. All Proofs of Claim filed for amounts due under any Compensation and Benefits Program shall be considered satisfied by the applicable agreement and/or program and agreement to assume and cure in the ordinary course as provided in the Plan. All collective bargaining agreements to which any Debtor is a party, and all Compensation and Benefit Programs which are maintained pursuant to such collective bargaining agreements or to which contributions are made or benefits provided pursuant to a current or past collective bargaining agreement, will be deemed assumed on the Effective Date pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code and the Reorganized Debtors reserve all of their rights under such agreements. None of the Restructuring, the Restructuring Transactions, or any assumption of Compensation and Benefits Programs pursuant to the terms herein shall be deemed to trigger any applicable change of control, vesting, termination, acceleration or similar provisions therein. No counterparty shall have rights under a Compensation and Benefits Program assumed pursuant to the Plan other than those applicable immediately prior to such assumption. 2. Workers’ Compensation Programs As of the Effective Date, except as set forth in the Plan Supplement, the Debtors and the Reorganized Debtors shall continue to honor their obligations under: (1) all applicable state workers’ compensation laws; and (2) the Debtors’ written contracts, agreements, agreements of indemnity, self-insured workers’ compensation bonds, policies, programs, and plans for workers’ compensation and workers’ compensation Insurance Contracts (collectively, the “Workers’ Compensation Contracts”). All Proofs of Claims on account of workers’ compensation shall be deemed withdrawn automatically and without any further notice to or action, order, or approval of the Bankruptcy Court; provided that nothing in the Plan shall limit, diminish, or otherwise alter the Debtors’ or Reorganized Debtors’ defenses, Causes of Action, or other rights under applicable non-bankruptcy law with respect to the Workers’ Compensation Contracts; provided, further, that nothing herein shall be deemed to impose any obligations on the Debtors in addition to what is provided for under applicable state law and/or the Workers’ Compensation Contracts. H. Insurance Contracts Notwithstanding anything to the contrary in the Disclosure Statement, the Plan, the Plan Supplement, the Confirmation Order, any bar date notice or claim objection, any other document related to any of the foregoing or any other order of the Bankruptcy Court (including, without limitation, any other provision that purports to be preemptory or supervening, confers Bankruptcy Court jurisdiction, grants an injunction or release, or requires a party to opt out of any releases): (a) on the Effective Date, the applicable Reorganized Debtors shall assume the Insurance Contracts in their entirety pursuant to sections 105 and 365 of the Bankruptcy Code and the applicable Reorganized Debtors and all other parties to the Insurance Contracts shall remain liable for their respective obligations thereunder (including, as applicable, any obligations of the Debtors), regardless of when they arise; (b) nothing shall alter, modify, amend, affect, impair or prejudice the legal, equitable or contractual rights, obligations, and defenses of the Insurers, the Debtors (or, after the Effective Date, the Reorganized Debtors), or any other individual or entity, as applicable, under any Insurance Contracts; any such rights and obligations shall be 44 determined under the Insurance Contracts and applicable non-bankruptcy law as if the Chapter 11 Cases had not occurred; (c) nothing alters or modifies the duty, if any, that Insurers have to pay claims covered by the Insurance Contracts and the Insurers’ right to seek payment or reimbursement from the Debtors (or after the Effective Date, the Reorganized Debtors) or draw on any collateral or security therefor; (d) the Allowed Claims of the Insurers arising (whether before or after the Effective Date) under the Insurance Contracts (i) shall be paid in full in the ordinary course of business regardless of whether such amounts are or shall become liquidated, due or paid before or after the Petition Date or the Effective Date, and (ii) shall not be discharged or released by the Plan or the Confirmation Order or any other order of the Bankruptcy Court; (e) the Insurers shall not need to or be required to file or serve any objection to a proposed cure amount or a request, application, claim, proof or motion for payment or allowance of any Administrative Claim and shall not be subject to any bar date or similar deadline governing cure amounts or Administrative Claims; and (f) the automatic stay of section 362(a) of the Bankruptcy Code and the injunctions set forth in Article IX of the Plan, if and to the extent applicable, shall be deemed modified without further order of this Court, solely to permit: (I) claimants with valid workers’ compensation claims or direct action claims against an Insurer under applicable non-bankruptcy law to proceed with their claims; (II) the Insurers to administer, handle, defend, settle, and/or pay, in the ordinary course of business and without further order of this Bankruptcy Court, (A) workers’ compensation claims, (B) claims where a claimant asserts a direct claim against any Insurer under applicable non-bankruptcy law, or an order has been entered by this Court granting a claimant relief from the automatic stay to proceed with its claim, and (C) all costs in relation to each of the foregoing; (III) the Insurers to collect from any or all of the collateral or security provided by or on behalf of the Debtors (or the Reorganized Debtors, as applicable) at any time and to hold the proceeds thereof as security for the obligations of the Debtors (and the Reorganized Debtors, as applicable) and/or apply such proceeds to the obligations of the Debtors (and the Reorganized Debtors, as applicable) under the applicable Insurance Contracts, in such order as the applicable Insurer may determine; and (IV) the Insurers to cancel any Insurance Contracts, and take other actions relating thereto, to the extent permissible under applicable non-bankruptcy law, and in accordance with the terms of the Insurance Contracts. Article VI. PROVISIONS GOVERNING DISTRIBUTIONS A. Distribution on Account of Claims and Interests Allowed as of the Effective Date Except as otherwise provided in the Plan or a Final Order, or as agreed to by the relevant parties, distributions under the Plan on account of Claims Allowed on or before the Effective Date shall be made on the Initial Distribution Date; provided that (1) Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business shall be paid or performed in the ordinary course of business in accordance with the terms and conditions of any controlling agreements, course of dealing, course of business or industry practice, (2) Allowed Priority Tax Claims shall be satisfied in accordance with Article II.C herein, and (3) Allowed General Unsecured Claims that would not be paid in the ordinary course of the Debtors’ business until after the Initial Distribution Date shall be paid by the Reorganized Debtors in the ordinary course of business. B. Distributions on Account of Claims and Interests Allowed After the Effective Date 1. Payments and Distributions on Disputed Claims Except as otherwise provided in the Plan, a Final Order, or as agreed to by the relevant parties, distributions on account of Disputed Claims that become Allowed after the Effective Date shall be made on the next Periodic Distribution Date that is at least thirty (30) days after the Disputed Claim becomes an Allowed Claim; provided that (a) Disputed Administrative Claims with respect to liabilities incurred by 45 the Debtors in the ordinary course of business that become Allowed after the Effective Date shall be paid or performed in the ordinary course of business in accordance with the terms and conditions of any controlling agreements, course of dealing, course of business, or industry practice and (b) Disputed Priority Tax Claims that become Allowed Priority Tax Claims after the Effective Date shall be treated as Allowed Priority Tax Claims in accordance with Article II.C of the Plan. 2. Special Rules for Distributions to Holders of Disputed Claims Notwithstanding any provision otherwise in the Plan and except as otherwise agreed to by the relevant parties no partial payments and no partial distributions shall be made with respect to a Disputed Claim until all such disputes in connection with such Disputed Claim have been resolved by settlement or Final Order. C. Timing and Calculation of Amounts to Be Distributed Except as otherwise provided herein, on the Initial Distribution Date each Holder of an Allowed Claim shall receive the full amount of the distributions that the Plan provides for Allowed Claims in the applicable Class. If and to the extent that any Disputed Claims exist, distributions on account of such Disputed Claims shall be made pursuant to Article VI.B and Article VII of the Plan. Except as otherwise provided in the Plan, Holders of Claims shall not be entitled to interest, dividends, or accruals on the distributions provided for in the Plan, regardless of whether such distributions are delivered on or at any time after the Effective Date. D. Delivery of Distributions 1. Record Date for Distributions For purposes of making distributions on the Initial Distribution Date only, the Distribution Agent shall be authorized and entitled to recognize only those Holders of Claims reflected in the Debtors’ books and records as of the close of business on the Distribution Record Date. If a Claim, other than one based on a publicly traded security, is transferred (a) twenty-one (21) or more days before the Distribution Record Date and reasonably satisfactory documentation evidencing such transfer is Filed with the Court, the Distribution Agent shall make the applicable distributions to the applicable transferee, or (b) twenty (20) or fewer days before the Distribution Record Date, the Distribution Agent shall make distributions to the transferee only to the extent practical and, in any event, only if the relevant transfer form is Filed with the Court and contains an unconditional and explicit certification and waiver of any objection to the transfer by the transferor. 2. Delivery of Distributions in General Except as otherwise provided in the Plan, the Distribution Agent shall make distributions to Holders of Allowed Claims at the address for each such Holder as indicated in the Debtors’ records as of the date of any such distribution, including the address set forth in any Proof of Claim filed by that Holder, if applicable; provided that the manner of such distributions shall be determined at the discretion of the Reorganized Debtors. 3. Delivery of Distributions on First Lien Notes Claims The First Lien Notes Indenture Trustees shall be deemed to be the Holders of all applicable Allowed Class 2 First Lien Notes Claims for purposes of distributions to be made hereunder, and all distributions on account of such Allowed Claims shall be made to (or to the applicable Holders of Allowed Class 2 Claims at the direction of) the applicable First Lien Notes Indenture Trustee. As soon as 46 practicable following the Effective Date, the First Lien Notes Indenture Trustees shall arrange to deliver or direct the delivery of such distributions to or on behalf of the applicable Holders of Allowed Class 2 Claims in accordance with the terms of the applicable First Lien Notes Documents and the Plan. Notwithstanding anything in the Plan to the contrary, and without limiting the exculpation and release provisions of the Plan, the First Lien Notes Indenture Trustees shall not have any liability to any Entity with respect to distributions made or directed to be made by the First Lien Notes Indenture Trustees, nor shall the First Lien Indenture Trustees have any obligation to make any distribution that is not delivered to them in a form that is distributable through the facilities of DTC. For the avoidance of doubt, the Debtors or Reorganized Debtors, as applicable, shall pay all reasonable and documented fees and expenses incurred by the First Lien Indenture Trustees in making or directing the making of distributions to Holders of Allowed First Lien Notes Claims under the Plan. 4. Delivery of Distributions on Junior Notes Claims The 1.5 Lien Notes Indenture Trustee shall be deemed to be the Holder of all Allowed 1.5 Lien Notes Claims in Class 3 for purposes of distributions to be made hereunder, and all distributions on account of such Allowed Claims shall be made to the 1.5 Lien Notes Indenture Trustee or, with the written consent of the 1.5 Lien Notes Indenture Trustee, a third party disbursing agent. As soon as practicable following the Effective Date, the 1.5 Lien Notes Indenture Trustee shall arrange to deliver or direct the delivery of such distributions to or on behalf of the Holders of Allowed 1.5 Lien Notes Claims in Class 3 in accordance with the terms of the 1.5 Lien Notes Indenture and the Plan. Notwithstanding anything in the Plan to the contrary, and without limiting the exculpation and release provisions of the Plan, the 1.5 Lien Notes Indenture Trustee shall not have any liability to any Entity with respect to distributions made or directed to be made by the 1.5 Lien Notes Indenture Trustee. The Second Lien Notes Indenture Trustee shall be deemed to be the Holder of all Allowed Second Lien Notes Claims in Class 3 for purposes of distributions to be made hereunder, and all distributions on account of such Allowed Claims shall be made to the Second Lien Notes Indenture Trustee or, with the written consent of the Second Lien Notes Indenture Trustee, a third party disbursing agent. As soon as practicable following the Effective Date, the Second Lien Notes Indenture Trustee shall arrange to deliver or direct the delivery of such distributions to or on behalf of the Holders of Allowed Second Lien Notes Claims in Class 3 in accordance with the terms of the Second Lien Notes Indenture and the Plan. Notwithstanding anything in the Plan to the contrary, and without limiting the exculpation and release provisions of the Plan, the Second Lien Notes Indenture Trustee shall not have any liability to any Entity with respect to distributions made or directed to be made by the Second Lien Notes Indenture Trustee. The Borden Debentures Trustee shall be deemed to be the Holder of all Allowed Borden Debentures Claims in Class 3 for purposes of distributions to be made hereunder, and all distributions on account of such Allowed Claims shall be made to the Borden Debentures Trustee or, with the written consent of the Borden Debentures Trustee, a third party disbursing agent. As soon as practicable following the Effective Date, the Borden Debentures Trustee shall arrange to deliver or direct the delivery of such distributions to or on behalf of the Holders of Allowed Borden Debentures Claims in Class 3 in accordance with the terms of the Borden Debentures Indenture and the Plan. Notwithstanding anything in the Plan to the contrary, and without limiting the exculpation and release provisions of the Plan, the Borden Debentures Trustee shall not have any liability to any Entity with respect to distributions made or directed to be made by the Borden Debenture Trustee. For the avoidance of doubt, the Debtors or Reorganized Debtors, as applicable, shall pay all reasonable and documented fees and expenses incurred by the 1.5 Line Notes Indenture Trustee, the Second Lien Notes Indenture Trustee, and the Borden Debentures Trustee in making or directing the making of distributions to Holders of Allowed Junior Notes Claims under the Plan. 47

5. Delivery of Distributions on DIP Facility Claims The DIP Agents shall be deemed to be the Holders of all applicable DIP Facility Claims for purposes of distributions to be made hereunder, and all distributions on account of such DIP Facility Claims shall be made to the DIP Agents. As soon as practicable following the Effective Date, the DIP Agents shall arrange to deliver or direct the delivery of such distributions to or on behalf of the applicable Holders of DIP Facility Claims in accordance with the terms of the DIP Facilities, subject to any modifications to such distributions in accordance with the terms of the Plan. Notwithstanding anything in the Plan to the contrary, and without limiting the exculpation and release provisions of the Plan, the DIP Agents shall not have any liability to any Entity with respect to distributions made or directed to be made by the DIP Agents. 6. Distributions by Distribution Agents The Debtors and the Reorganized Debtors, as applicable, shall have the authority to enter into agreements with one or more Distribution Agents to facilitate the distributions required hereunder. To the extent the Debtors and the Reorganized Debtors, as applicable, determine to utilize a Distribution Agent to facilitate the distributions under the Plan to Holders of Allowed Claims, any such Distribution Agent would first be required to: (a) affirm its obligation to facilitate the prompt distribution of any documents; (b) affirm its obligation to facilitate the prompt distribution of any recoveries or distributions required under the Plan; (c) waive any right or ability to setoff, deduct from or assert any lien or encumbrance against the distributions required under the Plan to be distributed by such Distribution Agent; and (d) post a bond, obtain a surety or provide some other form of security for the performance of its duties, the costs and expenses of procuring which shall be borne by the Debtors or the Reorganized Debtors, as applicable. The Debtors or the Reorganized Debtors, as applicable, shall pay to the Distribution Agents all reasonable and documented fees and expenses of the Distribution Agents without the need for any approvals, authorizations, actions, or consents. The Distribution Agents shall submit detailed invoices to the Debtors or the Reorganized Debtors, as applicable, for all fees and expenses for which the Distribution Agent seeks reimbursement and the Debtors or the Reorganized Debtors, as applicable, shall pay those amounts that they, in their sole discretion, deem reasonable, and shall object in writing to those fees and expenses, if any, that the Debtors or the Reorganized Debtors, as applicable, deem to be unreasonable. In the event that the Debtors or the Reorganized Debtors, as applicable, object to all or any portion of the amounts requested to be reimbursed in a Distribution Agent’s invoice, the Debtors or the Reorganized Debtors, as applicable, and such Distribution Agent shall endeavor, in good faith, to reach mutual agreement on the amount of the appropriate payment of such disputed fees and/or expenses. In the event that the Debtors or the Reorganized Debtors, as applicable, and a Distribution Agent are unable to resolve any differences regarding disputed fees or expenses, either party shall be authorized to move to have such dispute heard by the Bankruptcy Court. 7. Minimum Distributions Notwithstanding anything herein to the contrary, other than on account of Claims in Class 1 and Class 4, the Reorganized Debtors and the Distribution Agents shall not be required to make distributions or payments of less than $100 (whether Cash or otherwise) and shall not be required to make partial distributions or payments of fractions of dollars. Whenever any payment or distribution of a fraction of a dollar or fractional share of New Common Equity or a fractional New Warrant or Right under the Plan would otherwise be called for, the actual payment or distribution will reflect a rounding down of such fraction to the nearest whole dollar or share of New Common Equity or New Warrant or Right. 48

8. Undeliverable Distributions a. Holding of Certain Undeliverable Distributions Undeliverable distributions shall remain in the possession of the Reorganized Debtors, subject to Error! Reference source not found. of the Plan, until such time as any such distributions become deliverable or are otherwise disposed of in accordance with applicable nonbankruptcy law. Undeliverable distributions shall not be entitled to any additional interest, dividends, or other accruals of any kind on account of their distribution being undeliverable. Nothing contained herein shall require the Reorganized Debtors to attempt to locate any Holder of an Allowed Claim. b. Failure to Present Checks Checks issued by the Reorganized Debtors (or their Distribution Agent) on account of Allowed Claims shall be null and void if not negotiated within 90 days after the issuance of such check. Requests for reissuance of any check shall be made directly to the Distribution Agent by the Holder of the relevant Allowed Claim with respect to which such check originally was issued. E. Compliance with Tax Requirements/Allocations In connection with the Plan, to the extent applicable, the Reorganized Debtors shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant hereto shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtors and the Distribution Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions or establishing any other mechanisms they believe are reasonable and appropriate, including requiring as a condition to the receipt of a distribution, that the Holders of an Allowed Claim complete an IRS Form W-8 or W-9, as applicable. The Reorganized Debtors reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support and other spousal awards, liens and encumbrances. For tax purposes, distributions in full or partial satisfaction of Allowed Claims shall be allocated first to the principal amount (as determined for U.S. federal income tax purposes) of Allowed Claims, with any excess allocated to unpaid interest that accrued on such Claims. F. Surrender of Canceled Instruments or Securities On the Effective Date or as soon as reasonably practicable thereafter, other than with respect to Allowed Claims in Class 1 or Class 4, each Holder of a certificate or instrument evidencing a Claim or an Equity Interest shall be deemed to have surrendered such certificate or instrument to the Distribution Agent. Such surrendered certificate or instrument shall be cancelled solely with respect to the Debtors, and except as provided otherwise under the Plan, including the Debtor Release and the Third Party Release, such cancellation shall not alter the obligations or rights of any non-Debtor third parties vis-à-vis one another with respect to such certificate or instrument, including with respect to any indenture or agreement that governs the rights of the Holder of a Claim or Equity Interest, which shall continue in effect for purposes of allowing Holders to receive distributions under the Plan and allowing indenture trustees to exercise charging liens, priorities of payment, and indemnification rights. Notwithstanding anything to the contrary herein, this paragraph shall not apply to certificates or instruments evidencing Claims that are Unimpaired under the Plan. 49

G. Applicability of Insurance Policies. Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable Insurance Contract. Nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including Insurers under any Insurance Contracts, nor shall anything contained herein constitute or be deemed a waiver by such Insurers of any rights or defenses, including coverage defenses, held by such Insurers under the Insurance Contracts. Article VII. PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT, AND UNLIQUIDATED CLAIMS OR EQUITY INTERESTS A. No Filing of Proofs of Claim or Equity Interests All Claims shall be deemed Allowed to the extent and in the amount that such Claims would be valid and enforceable under nonbankruptcy law, but subject to any applicable provisions of the Bankruptcy Code (including, without limitation, section 502(b) of the Bankruptcy Code). If a dispute regarding the amount or liability (including the Allowed amount) of any Claim should arise, the Debtors and Reorganized Debtors intend to attempt to resolve any such disputes consensually or through judicial means outside the Bankruptcy Court. Nevertheless, the Debtors or Reorganized Debtors may, in their discretion, File with the Bankruptcy Court (or any other court of competent jurisdiction) an objection to the allowance of any Claim or any other appropriate motion or adversary proceeding with respect thereto. All such objections will be litigated to Final Order; provided, however, that the Debtors or Reorganized Debtors may compromise, settle, withdraw or resolve by any other method approved by the Bankruptcy Court any objections to Claims. Except as otherwise provided in the Plan, Holders of Claims shall not be required to File a Proof of Claim, and no parties should File a Proof of Claim; provided, however, that any Holder shall be required to File a Proof of Claim with respect to Administrative Claims and any Claims on account of the Debtors’ rejection of the Debtors’ Executory Contracts and Unexpired Leases in accordance with the applicable provisions of the Plan. Instead, the Debtors intend to make distributions, as required by the Plan, in accordance with their books and records. Except as to Proofs of Claim filed for Administrative Claims and any Claims on account of the Debtors’ rejection of the Debtors’ Executory Contracts and Unexpired Leases, all Proofs of Claim shall be considered objected to and Disputed without further action by the Debtors. Upon the Effective Date, all Proofs of Claim (except for Proofs of Claim for Administrative Claims and any Claims on account of the Debtors’ rejection of the Debtors’ Executory Contracts and Unexpired Leases) shall be deemed withdrawn and expunged; provided that Proofs of Claim filed after the Effective Date shall automatically be deemed withdrawn and expunged. Notwithstanding anything in the foregoing or otherwise in the Plan to the contrary: (1) all Claims against the Debtors that result from the Debtors’ rejection of an Executory Contract or Unexpired Lease and (2) disputes regarding the amount of any Cure Cost pursuant to section 365 of the Bankruptcy Code shall, in all cases, be determined by the Bankruptcy Court. B. Prosecution of Objections to Claims Except as otherwise specifically provided in the Plan, the Reorganized Debtors shall have the sole authority: (1) to file, withdraw, or litigate to judgment objections to Claims; (2) to settle or compromise any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court; and (3) to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court. 50

C. Estimation of Claims and Interests Before or after the Effective Date, the Debtors or Reorganized Debtors, as applicable, may (but are not required to) at any time request that the Bankruptcy Court estimate any Disputed Claim that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party previously has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection; and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim or Interest, including during the litigation of any objection to any Claim or during the appeal relating to such objection; provided that if the Bankruptcy Court resolves the Allowed amount of a Claim, the Debtors and Reorganized Debtors, as applicable, shall not be permitted to seek an estimation of such Claim). Notwithstanding any provision otherwise in the Plan, a Claim that has been expunged from the Claims Register, but that either is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount shall constitute a maximum limitation on such Claim for all purposes under the Plan (including for purposes of distributions), and the relevant Reorganized Debtor may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim subject to applicable law. For the avoidance of doubt, this section shall not apply to the liquidation of the amount of an Allowed Claim in Class 4. D. No Distributions Pending Allowance If any portion of a Claim is Disputed, no payment or distribution provided hereunder shall be made on account of such Claim unless and until such Claim becomes an Allowed Claim; provided that if only a portion of a Claim is Disputed, such Claim shall be deemed Allowed in the amount not Disputed and payment or distribution shall be made on account of such undisputed amount. E. Time to File Objections to Claims Any objections to Claims shall be Filed on or before the Claims Objection Deadline, subject to any extensions thereof approved by the Bankruptcy Court. Article VIII. CONDITIONS PRECEDENT TO THE EFFECTIVE DATE A. Conditions Precedent to the Effective Date The following are conditions precedent to the Effective Date that must be satisfied or waived: 1. The Bankruptcy Court shall have approved the Disclosure Statement as containing adequate information with respect to the Plan within the meaning of section 1125 of the Bankruptcy Code and the Disclosure Statement shall comply with the Definitive Document Consent Rights. 2. The Confirmation Order shall have been entered, shall be in full force and effect, and shall comply with the Definitive Document Consent Rights. 3. The Bankruptcy Court shall have entered the RSA Approval Order, DBA Approval Order, and the EBA Approval Order, and each such order (i) shall be in full force and effect, (ii) shall be a Final Order, and (iii) shall comply with the Definitive Document Consent Rights. 4. All conditions precedent to the incurrence of the New Debt shall have been satisfied or waived pursuant to the terms of the New Debt Documentation (which may occur substantially 51 concurrently with the occurrence of the Effective Date) and such New Debt and the New Debt Documentation shall comply with the Definitive Document Consent Rights. 5. The Rights Offering shall have been conducted in accordance with the Rights Offering Procedures and shall comply with the Definitive Document Consent Rights. 6. All documents and agreements necessary to implement the Plan (including any documents contained in the Plan Supplement), shall comply with the Definitive Document Consent Rights, and shall have been executed and tendered for delivery. All conditions precedent to the effectiveness of such documents and agreements shall have been satisfied or waived pursuant to the terms thereof (which may occur substantially concurrently with the occurrence of the Effective Date). 7. All actions, documents, certificates, and agreements necessary to implement the Plan (including any documents contained in the Plan Supplement) shall have been effected or executed and delivered to the required parties and, to the extent required, filed with the applicable Governmental Units in accordance with applicable laws and shall comply with the Definitive Document Consent Rights. 8. All authorizations, consents, regulatory approvals, rulings, or documents that are necessary to implement and effectuate the Plan and the transactions contemplated herein shall have been obtained and shall comply with the Definitive Document Consent Rights. 9. All fees, including for the avoidance of doubt all premiums due to the Backstop Parties, expenses and other amounts payable to or on behalf of the Consenting Noteholders, the Debt Backstop Parties and the Equity Backstop Parties, as applicable, including counsel and financial advisors to each of the Ad Hoc Groups (as defined in the Restructuring Support Agreement) pursuant to the Restructuring Support Agreement, the Equity Backstop Agreement and the Debt Backstop Agreement shall have been paid in full in Cash or in New Common Equity (including any New Common Equity issuable upon exercise of the New Warrants), as applicable. 10. The First Lien Notes Trustee Fees and the Junior Notes Trustee Fees shall have been paid in full in Cash. 11. The Restructuring Support Agreement, the Equity Backstop Agreement, and the Debt Backstop Agreement shall not have been terminated in accordance with their terms and remain in full force and effect and the parties thereto shall be in compliance therewith. 12. The Consenting Sponsors, on behalf of themselves and their affiliates, shall have permanently waived any and all management, monitoring or like fees or expenses owed by any Debtor and any agreements providing for the same shall have been terminated with no liability of any Debtor other than in connection with the Consenting Sponsor Claim Settlement; provided, however, that if the conditions precedent in (1) through (11) are satisfied, all such fees and expenses shall be deemed waived and all such agreements shall be deemed terminated with no liability of any Debtor other than in connection with the Consenting Sponsor Claim Settlement; provided, further, that the foregoing shall not limit, reduce, modify or impair the Debtors’ or the Reorganized Debtors’ Indemnification Provisions with respect to the Consenting Sponsors and their affiliates or the Consenting Sponsors’ or their affiliates’ rights under any of the D&O Liability Insurance Policies, which shall each be assumed and Unimpaired pursuant to Articles V.F and IV.N, respectively. B. Waiver of Conditions The Debtors or the Reorganized Debtors, as applicable, with the consent of the Required Consenting Noteholders and the Consenting Sponsors (but, with respect to the Consenting Sponsors, only to the extent such waiver (i) affects the release, exculpation, injunction, indemnification, or insurance 52 provisions related to the Consenting Sponsors, (ii) adversely affects the rights or obligations of the Consenting Sponsors pursuant to or identified in the Restructuring Support Agreement or under the terms of the Plan or (iii) relates to the Settlement Note) (such consent not to be unreasonably withheld, conditioned, or delayed), may waive any of the conditions to the Effective Date set forth above at any time, without any notice to parties in interest (other than the Committee, for whom notice will be provided pursuant to Article XII) and without any further notice to or action, order, or approval of the Bankruptcy Court, and without any formal action other than a proceeding to confirm the Plan. C. Effect of Non-Occurrence of Conditions to the Effective Date If the Effective Date does not occur on or before the termination of the Restructuring Support Agreement, then: (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan, assumption or rejection of Executory Contracts or Unexpired Leases effected under the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (3) nothing contained in the Plan, the Confirmation Order, or the Disclosure Statement shall: (a) constitute a waiver or release of any Claims, Interests, or Causes of Action; (b) prejudice in any manner the rights of the Debtors or any other Entity; or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtors or any other Entity. Article IX. RELEASE, INJUNCTION, AND RELATED PROVISIONS A. Discharge of Claims and Termination of Equity Interests; Compromise and Settlement of Claims, Equity Interests, and Controversies. Pursuant to and to the fullest extent permitted by section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan (including, for the avoidance of doubt, Article III.C), the distributions, rights, and treatment that are provided in the Plan shall be in full and final satisfaction, settlement, release, and discharge, effective as of the Effective Date, of all Equity Interests and Claims of any nature whatsoever, including any interest accrued on Claims from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against the Debtors, the Reorganized Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims or Equity Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any contingent or non- contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (1) a Proof of Claim is filed or deemed filed pursuant to section 501 of the Bankruptcy Code; (2) a Claim is Allowed; or (3) the Holder of such Claim or Equity Interest has accepted the Plan. Except as otherwise provided herein, any default by the Debtors with respect to any Claim that existed immediately prior to or on account of the filing of the Chapter 11 Cases shall be deemed cured on the Effective Date. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Effective Date occurring, except as otherwise expressly provided in the Plan. For the avoidance of doubt, nothing in this Article IX.A shall affect the rights of Holders of Claims to seek to enforce the Plan, including the distributions to which Holders of Allowed Claims and Interests are entitled under the Plan. In consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good faith compromise of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a Holder of a Claim or Interest may have with respect to any Allowed Claim or Interest, or any distribution to be made on account of such Allowed Claim or Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval 53 of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and Holders of Claims and Interests and is fair, equitable, and reasonable. In accordance with the provisions of the Plan, pursuant to Bankruptcy Rule 9019, without any further notice to or action, order, or approval of the Bankruptcy Court, after the Effective Date, the Reorganized Debtors may compromise and settle any Claims against the Debtors and their Estates, as well as claims and Causes of Action against other Entities. B. Releases by the Debtors NOTWITHSTANDING ANYTHING CONTAINED IN THE PLAN TO THE CONTRARY, PURSUANT TO SECTION 1123(B) OF THE BANKRUPTCY CODE, FOR GOOD AND VALUABLE CONSIDERATION, ON AND AFTER THE EFFECTIVE DATE, EACH RELEASED PARTY IS DEEMED RELEASED AND DISCHARGED BY THE DEBTORS, THE REORGANIZED DEBTORS, AND THEIR ESTATES FROM ANY AND ALL CLAIMS AND CAUSES OF ACTION, WHETHER KNOWN OR UNKNOWN, INCLUDING ANY DERIVATIVE CLAIMS, ASSERTED ON BEHALF OF THE DEBTORS THAT THE DEBTORS, THE REORGANIZED DEBTORS, OR THEIR ESTATES WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT IN THEIR OWN RIGHT (WHETHER INDIVIDUALLY OR COLLECTIVELY) OR ON BEHALF OF THE HOLDER OF ANY CLAIM OR INTEREST, BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, THE DEBTORS (INCLUDING THE MANAGEMENT, OWNERSHIP OR OPERATION THEREOF), THE DEBTORS’ IN- OR OUT-OF-COURT RESTRUCTURING EFFORTS, ANY AVOIDANCE ACTIONS (BUT EXCLUDING AVOIDANCE ACTIONS BROUGHT AS COUNTERCLAIMS OR DEFENSES TO CLAIMS ASSERTED AGAINST THE DEBTORS), THE FORMULATION, PREPARATION, DISSEMINATION, NEGOTIATION, OR FILING OF THE RESTRUCTURING SUPPORT AGREEMENT, OR ANY TRANSACTION CONTEMPLATED THEREBY, OR ANY CONTRACT, INSTRUMENT, RELEASE, OR OTHER AGREEMENT OR DOCUMENT (INCLUDING PROVIDING ANY LEGAL OPINION REQUESTED BY ANY ENTITY REGARDING ANY TRANSACTION, CONTRACT, INSTRUMENT, DOCUMENT, OR OTHER AGREEMENT CONTEMPLATED BY THE PLAN OR THE RELIANCE BY ANY RELEASED PARTY ON THE PLAN OR THE CONFIRMATION ORDER IN LIEU OF SUCH LEGAL OPINION) CREATED OR ENTERED INTO IN CONNECTION WITH THE RESTRUCTURING SUPPORT AGREEMENT, THE DISCLOSURE STATEMENT, THE PLAN, THE PLAN SUPPLEMENT, THE RIGHTS OFFERING, THE DIP FACILITIES, THE DIP CREDIT AGREEMENTS, THE DEBT BACKSTOP AGREEMENT, THE EQUITY BACKSTOP AGREEMENT, THE NEW DEBT, THE NEW DEBT DOCUMENTATION, THE CHAPTER 11 CASES, THE FILING OF THE CHAPTER 11 CASES, THE PURSUIT OF CONFIRMATION, THE PURSUIT OF CONSUMMATION, THE ADMINISTRATION AND IMPLEMENTATION OF THE PLAN, INCLUDING THE ISSUANCE OR DISTRIBUTION OF SECURITIES PURSUANT TO THE PLAN, OR THE DISTRIBUTION OF PROPERTY UNDER THE PLAN, OR UPON ANY OTHER ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE RELATED OR RELATING TO THE FOREGOING. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE RELEASES SET FORTH ABOVE DO NOT RELEASE (A) ANY POST-EFFECTIVE DATE OBLIGATIONS OF ANY PARTY OR ENTITY UNDER THE PLAN, ANY POST-EFFECTIVE DATE TRANSACTION CONTEMPLATED BY THE RESTRUCTURING, OR ANY DOCUMENT, INSTRUMENT, OR AGREEMENT (INCLUDING THOSE SET FORTH IN THE PLAN SUPPLEMENT) EXECUTED TO IMPLEMENT THE PLAN, INCLUDING THE ASSUMPTION OF THE INDEMNIFICATION PROVISIONS AS SET FORTH IN THE PLAN 54

OR (B) ANY INDIVIDUAL FROM ANY CLAIM RELATED TO AN ACT OR OMISSION THAT IS DETERMINED IN A FINAL ORDER BY A COURT OF COMPETENT JURISDICTION TO HAVE CONSTITUTED ACTUAL FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT. ENTRY OF THE CONFIRMATION ORDER SHALL CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL, PURSUANT TO BANKRUPTCY RULE 9019, OF THE DEBTOR RELEASE, WHICH INCLUDES BY REFERENCE EACH OF THE RELATED PROVISIONS AND DEFINITIONS CONTAINED IN THE PLAN, AND FURTHER, SHALL CONSTITUTE THE BANKRUPTCY COURT’S FINDING THAT THE DEBTOR RELEASE IS: (1) IN EXCHANGE FOR GOOD AND VALUABLE CONSIDERATION PROVIDED BY THE RELEASED PARTIES; (2) A GOOD FAITH SETTLEMENT AND COMPROMISE OF THE CLAIMS RELEASED BY THE DEBTOR RELEASE; (3) IN THE BEST INTERESTS OF THE DEBTORS AND ALL HOLDERS OF CLAIMS AND INTERESTS; (4) FAIR, EQUITABLE, AND REASONABLE; (5) GIVEN AND MADE AFTER DUE NOTICE AND OPPORTUNITY FOR HEARING; AND (6) A BAR TO ANY OF THE DEBTORS, THE REORGANIZED DEBTORS, OR THE DEBTORS’ ESTATES ASSERTING ANY CLAIM OR CAUSE OF ACTION RELEASED PURSUANT TO THE DEBTOR RELEASE. C. Releases by Holders of Claims and Equity Interests NOTWITHSTANDING ANYTHING CONTAINED IN THE PLAN TO THE CONTRARY, AS OF THE EFFECTIVE DATE (OR SUCH LATER DATE AS PROVIDED FOR IN ARTICLE III.C), TO THE EXTENT PERMITTED BY LAW, EACH RELEASING PARTY IS DEEMED TO HAVE RELEASED AND DISCHARGED EACH DEBTOR, REORGANIZED DEBTOR, AND RELEASED PARTY FROM ANY AND ALL CLAIMS AND CAUSES OF ACTION, WHETHER KNOWN OR UNKNOWN, INCLUDING ANY DERIVATIVE CLAIMS, ASSERTED ON BEHALF OF THE DEBTORS THAT SUCH ENTITY WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT (WHETHER INDIVIDUALLY OR COLLECTIVELY), BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, THE DEBTORS (INCLUDING THE MANAGEMENT, OWNERSHIP, OR OPERATION THEREOF), THE DEBTORS’ IN- OR OUT-OF-COURT RESTRUCTURING EFFORTS, ANY AVOIDANCE ACTIONS, THE FORMULATION, PREPARATION, DISSEMINATION, NEGOTIATION, OR FILING OF THE RESTRUCTURING SUPPORT AGREEMENT, OR ANY TRANSACTION CONTEMPLATED THEREBY, OR ANY CONTRACT, INSTRUMENT, RELEASE, OR OTHER AGREEMENT OR DOCUMENT (INCLUDING PROVIDING ANY LEGAL OPINION REQUESTED BY ANY ENTITY REGARDING ANY TRANSACTION, CONTRACT, INSTRUMENT, DOCUMENT, OR OTHER AGREEMENT CONTEMPLATED BY THE PLAN OR THE RELIANCE BY ANY RELEASED PARTY ON THE PLAN OR THE CONFIRMATION ORDER IN LIEU OF SUCH LEGAL OPINION) CREATED OR ENTERED INTO IN CONNECTION WITH THE RESTRUCTURING SUPPORT AGREEMENT, THE DISCLOSURE STATEMENT, THE PLAN, THE PLAN SUPPLEMENT, THE RIGHTS OFFERING, THE DIP FACILITIES, THE DIP CREDIT AGREEMENTS, THE DEBT BACKSTOP AGREEMENT, THE EQUITY BACKSTOP AGREEMENT, THE NEW DEBT, THE NEW DEBT DOCUMENTATION, THE CHAPTER 11 CASES, THE FILING OF THE CHAPTER 11 CASES, THE PURSUIT OF CONFIRMATION, THE PURSUIT OF CONSUMMATION, THE ADMINISTRATION AND IMPLEMENTATION OF THE PLAN, INCLUDING THE ISSUANCE OR DISTRIBUTION OF SECURITIES PURSUANT TO THE PLAN, OR THE DISTRIBUTION OF PROPERTY UNDER THE PLAN, OR UPON ANY OTHER ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE RELATED OR 55

RELATING TO THE FOREGOING. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE RELEASES SET FORTH ABOVE DO NOT RELEASE (A) ANY POST-EFFECTIVE DATE OBLIGATIONS OF ANY PARTY OR ENTITY UNDER THE PLAN, ANY POST-EFFECTIVE DATE TRANSACTION CONTEMPLATED BY THE RESTRUCTURING, OR ANY DOCUMENT, INSTRUMENT, OR AGREEMENT (INCLUDING THOSE SET FORTH IN THE PLAN SUPPLEMENT) EXECUTED TO IMPLEMENT THE PLAN, INCLUDING THE ASSUMPTION OF THE INDEMNIFICATION PROVISIONS AS SET FORTH IN THE PLAN, (B) ANY INDIVIDUAL FROM ANY CLAIM RELATED TO AN ACT OR OMISSION THAT IS DETERMINED IN A FINAL ORDER BY A COURT OF COMPETENT JURISDICTION TO HAVE CONSTITUTED ACTUAL FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT, OR (C) ANY UNIMPAIRED CLAIM UNLESS AND UNTIL RELEASED PURSUANT TO ARTICLE III.C. FURTHER, NOTHING IN THE PLAN, THE CONFIRMATION ORDER, OR SECTION 1141 OF THE BANKRUPTCY CODE, WILL BE CONSTRUED AS DISCHARGING, RELEASING OR RELIEVING THE REORGANIZED DEBTORS FROM ANY LIABILITY IMPOSED UNDER ANY LAW OR LEGALLY VALID REGULATORY PROVISION WITH RESPECT TO THE HEXION INC. PENSION PLAN. NEITHER THE PENSION BENEFIT GUARANTY CORPORATION NOR HEXION INC. PENSION PLAN WILL BE ENJOINED OR PRECLUDED FROM ENFORCING SUCH LIABILITY AGAINST ANY PARTY AS A RESULT OF ANY PROVISION OF THE PLAN OR THE CONFIRMATION ORDER. SUBJECT TO ARTICLE III.C, ENTRY OF THE CONFIRMATION ORDER SHALL CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL, PURSUANT TO BANKRUPTCY RULE 9019, OF THIS THIRD-PARTY RELEASE, WHICH INCLUDES BY REFERENCE EACH OF THE RELATED PROVISIONS AND DEFINITIONS CONTAINED HEREIN, AND, FURTHER, SHALL CONSTITUTE THE BANKRUPTCY COURT’S FINDING THAT THIS THIRD PARTY RELEASE IS: (1) CONSENSUAL; (2) ESSENTIAL TO THE CONFIRMATION OF THE PLAN; (3) GIVEN IN EXCHANGE FOR GOOD AND VALUABLE CONSIDERATION PROVIDED BY THE RELEASED PARTIES; (4) A GOOD-FAITH SETTLEMENT AND COMPROMISE OF THE CLAIMS RELEASED BY THE THIRD-PARTY RELEASE; (5) IN THE BEST INTERESTS OF THE DEBTORS AND THEIR ESTATES; (6) FAIR, EQUITABLE, AND REASONABLE; (7) GIVEN AND MADE AFTER DUE NOTICE AND OPPORTUNITY FOR HEARING; AND (8) A BAR TO ANY OF THE RELEASING PARTIES ASSERTING ANY CLAIM OR CAUSE OF ACTION RELEASED PURSUANT TO THIS THIRD PARTY RELEASE. D. Exculpation NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, NO EXCULPATED PARTY SHALL HAVE OR INCUR LIABILITY FOR, AND EACH EXCULPATED PARTY IS HEREBY RELEASED AND EXCULPATED FROM, ANY CAUSE OF ACTION FOR ANY CLAIM RELATED TO ANY ACT OR OMISSION IN CONNECTION WITH, RELATING TO, OR ARISING OUT OF, THE CHAPTER 11 CASES, THE FORMULATION, PREPARATION, DISSEMINATION, NEGOTIATION, OR FILING OF THE RESTRUCTURING SUPPORT AGREEMENT AND RELATED PREPETITION TRANSACTIONS, THE DISCLOSURE STATEMENT, THE PLAN, THE PLAN SUPPLEMENT, OR ANY TRANSACTION CONTEMPLATED THEREBY, OR ANY CONTRACT, INSTRUMENT, RELEASE OR OTHER AGREEMENT OR DOCUMENT (INCLUDING PROVIDING ANY LEGAL OPINION REQUESTED BY ANY ENTITY REGARDING ANY TRANSACTION, CONTRACT, INSTRUMENT, DOCUMENT, OR OTHER AGREEMENT CONTEMPLATED BY THE PLAN OR THE RELIANCE BY ANY EXCULPATED PARTY ON 56

THE PLAN OR THE CONFIRMATION ORDER IN LIEU OF SUCH LEGAL OPINION) CREATED OR ENTERED INTO IN CONNECTION WITH THE RESTRUCTURING SUPPORT AGREEMENT, THE DISCLOSURE STATEMENT, THE PLAN, THE PLAN SUPPLEMENT, THE RIGHTS OFFERING, THE DIP FACILITIES, THE DIP CREDIT AGREEMENTS, THE DEBT BACKSTOP AGREEMENT, THE EQUITY BACKSTOP AGREEMENT, THE NEW DEBT, THE NEW DEBT DOCUMENTATION, THE CHAPTER 11 CASES, THE FILING OF THE CHAPTER 11 CASES, THE PURSUIT OF CONFIRMATION, THE PURSUIT OF CONSUMMATION, THE ADMINISTRATION AND IMPLEMENTATION OF THE PLAN, INCLUDING THE ISSUANCE OR DISTRIBUTION OF SECURITIES PURSUANT TO THE PLAN, OR THE DISTRIBUTION OF PROPERTY UNDER THE PLAN, OR UPON ANY OTHER ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE TAKING PLACE ON OR AFTER THE PETITION DATE AND ON OR BEFORE THE EFFECTIVE DATE RELATED OR RELATING TO THE FOREGOING, EXCEPT FOR CLAIMS RELATED TO ANY ACT OR OMISSION THAT IS DETERMINED IN A FINAL ORDER BY A COURT OF COMPETENT JURISDICTION TO HAVE CONSTITUTED ACTUAL FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT, BUT IN ALL RESPECTS SUCH ENTITIES SHALL BE ENTITLED TO REASONABLY RELY UPON THE ADVICE OF COUNSEL WITH RESPECT TO THEIR DUTIES AND RESPONSIBILITIES PURSUANT TO THE PLAN. THE EXCULPATED PARTIES HAVE, AND UPON COMPLETION OF THE PLAN SHALL BE DEEMED TO HAVE, PARTICIPATED IN GOOD FAITH AND IN COMPLIANCE WITH THE APPLICABLE LAWS WITH REGARD TO THE SOLICITATION OF, AND DISTRIBUTION OF, CONSIDERATION PURSUANT TO THE PLAN AND, THEREFORE, ARE NOT, AND ON ACCOUNT OF SUCH DISTRIBUTIONS SHALL NOT BE, LIABLE AT ANY TIME FOR THE VIOLATION OF ANY APPLICABLE LAW, RULE, OR REGULATION GOVERNING THE SOLICITATION OF ACCEPTANCES OR REJECTIONS OF THE PLAN OR SUCH DISTRIBUTIONS MADE PURSUANT TO THE PLAN. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE ENTITIES REFERENCED IN CLAUSE (B) OF THE DEFINITION OF “EXCULPATED PARTIES” IN THEIR CAPACITIES AS SUCH SHALL BE ENTITLED TO THE FOREGOING EXCULPATION SOLELY TO THE EXTENT PERMITTED UNDER SECTION 1125(E) OF THE BANKRUPTCY CODE. E. Injunction EXCEPT AS OTHERWISE PROVIDED IN THE PLAN OR THE CONFIRMATION ORDER (AND, FOR THE AVOIDANCE OF DOUBT, SUBJECT TO ARTICLE III.C), ALL ENTITIES WHO HAVE HELD, HOLD, OR MAY HOLD CLAIMS, INTERESTS, CAUSES OF ACTION, OR LIABILITIES THAT: (A) ARE SUBJECT TO COMPROMISE AND SETTLEMENT PURSUANT TO THE TERMS OF THE PLAN; (B) HAVE BEEN RELEASED PURSUANT TO ARTICLE IX.B OF THE PLAN; (C) HAVE BEEN RELEASED PURSUANT TO ARTICLE IX.C OF THE PLAN, (D) ARE SUBJECT TO EXCULPATION PURSUANT TO ARTICLE IX.D OF THE PLAN (BUT ONLY TO THE EXTENT OF THE EXCULPATION PROVIDED IN ARTICLE IX.D OF THE PLAN), OR (E) ARE OTHERWISE DISCHARGED, SATISFIED, STAYED OR TERMINATED PURSUANT TO THE TERMS OF THE PLAN, ARE PERMANENTLY ENJOINED AND PRECLUDED, FROM AND AFTER THE EFFECTIVE DATE, FROM COMMENCING OR CONTINUING IN ANY MANNER, ANY ACTION OR OTHER PROCEEDING, INCLUDING ON ACCOUNT OF ANY CLAIMS, INTERESTS, CAUSES OF ACTION, OR LIABILITIES THAT HAVE BEEN COMPROMISED OR SETTLED AGAINST THE DEBTORS, THE REORGANIZED DEBTORS, OR ANY ENTITY SO RELEASED OR EXCULPATED (OR THE PROPERTY OR ESTATE OF ANY ENTITY, DIRECTLY OR INDIRECTLY, SO RELEASED OR EXCULPATED) ON ACCOUNT OF, OR IN 57

CONNECTION WITH OR WITH RESPECT TO, ANY DISCHARGED, RELEASED, SETTLED, COMPROMISED, OR EXCULPATED CLAIMS, INTERESTS, CAUSES OF ACTION, OR LIABILITIES. F. Setoffs and Recoupment Except as otherwise provided herein, each Reorganized Debtor pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), applicable bankruptcy or non-bankruptcy law, or as may be agreed to by the Holder of an Allowed Claim, may set off or recoup against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Allowed Claim, any Claims, rights, and Causes of Action of any nature that the applicable Debtor or Reorganized Debtor may hold against the Holder of such Allowed Claim, to the extent such Claims, rights, or Causes of Action have not been otherwise compromised or settled on or prior to the Effective Date (whether pursuant to the Plan, a Final Order or otherwise); provided that neither the failure to effect such a setoff or recoupment nor the allowance of any Claim pursuant to the Plan shall constitute a waiver or release by such Reorganized Debtor of any such Claims, rights, and Causes of Action. G. Release of Liens Except as otherwise provided herein or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the applicable Reorganized Debtor and its successors and assigns. To the extent that any Holder of a Secured Claim that has been satisfied or discharged in full pursuant to the Plan, or any agent for such Holder, has filed or recorded publicly any Liens and/or security interests to secure such Holder’s Secured Claim, then as soon as practicable on or after the Effective Date, such Holder (or the agent for such Holder) shall take any and all steps requested by the Debtors, the Reorganized Debtors, or any administrative agent, collateral agent or indenture trustee under the New Debt Documentation (at the expense of the Debtors or Reorganized Debtors, as applicable) that are necessary or desirable to record or effectuate the cancellation and/or extinguishment of such Liens and/or security interests, including the making of Uniform Commercial Code termination statements, deposit account control agreement terminations, and any other applicable filings or recordings, and the Reorganized Debtors shall be entitled to file Uniform Commercial Code terminations or to make any other such filings or recordings on such Holder’s behalf. Article X. RETENTION OF JURISDICTION Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, except to the extent set forth herein, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to: A. allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Interests; 58

B. decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Retained Professionals authorized pursuant to the Bankruptcy Code or the Plan; C. resolve any matters related to: (1) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which a Debtor is party o with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Cure Costs arising therefrom, including Cure Costs pursuant to section 365 of the Bankruptcy Code; (2) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; and (3) any dispute regarding whether a contract or lease is or was executory or expired; D. ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of the Plan; E. adjudicate, decide or resolve any motions, adversary proceedings, contested, or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date; F. adjudicate, decide or resolve any and all matters related to Causes of Action, other than Causes of Action against the Debtors; G. adjudicate, decide or resolve any and all matters related to section 1141 of the Bankruptcy Code; H. resolve any cases, controversies, suits, or disputes that may arise in connection with General Unsecured Claims, including the establishment of any bar dates, related notices, claim objections, allowance, disallowance, estimation and distribution, other than General Unsecured Claims based on Causes of Action against any of the Debtors; I. enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan or the Disclosure Statement, including, without limitation, the Restructuring Support Agreement, the Equity Backstop Agreement, and the Debt Backstop Agreement; J. enter and enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code; K. resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the interpretation or enforcement of the Plan or any contract, instrument, release or other agreement or document that is entered into or delivered pursuant to the Plan, including the Equity Backstop Agreement, the EBA Approval Order, the Debt Backstop Agreement, and the DBA Approval Order, or any Entity’s rights arising from or obligations incurred in connection with the Plan; L. issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Entity with enforcement of the Plan; M. resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the releases, injunctions, and other provisions contained in the Plan and enter such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions; 59

N. resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim or Interest for amounts not timely repaid; O. enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated; P. determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, indenture, or other agreement or document created in connection with the Plan or the Disclosure Statement; Q. enter an order or final decree concluding or closing the Chapter 11 Cases; R. adjudicate any and all disputes arising from or relating to distributions under the Plan; S. consider any modification of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order; T. determine requests for payment of Claims and Interests entitled to priority pursuant to section 507 of the Bankruptcy Code; U. hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, or the Confirmation Order, including disputes arising under agreements, documents, or instruments executed in connection with the Plan (other than any dispute arising after the Effective Date under, or directly with respect to, the New Debt Documentation, which such disputes shall be adjudicated in accordance with the terms of the New Debt Documentation); V. hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code; W. hear and determine all disputes involving the existence, nature, or scope of the Debtors’ discharge, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date; X. hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the releases, injunctions, and exculpations provided under Article IX of the Plan; Y. enforce all orders previously entered by the Bankruptcy Court; and Z. hear any other matter not inconsistent with the Bankruptcy Code. As of the Effective Date, notwithstanding anything in this Article X to the contrary, the New Debt Documentation shall be governed by their respective jurisdictional provisions therein. For the avoidance of doubt, and notwithstanding the foregoing or anything else in the Plan or related documents, (x) no provision of the Plan shall diminish, enhance, or modify any applicable nonbankruptcy legal, equitable, and/or contractual rights of any Holder of a General Unsecured Claim to receive payment on account of such Claim or have such Claim Allowed, liquidated, or determined by a court or tribunal of competent jurisdiction (which may include the Bankruptcy Court), subject, however, to any applicable limitations on the allowance of such Claims under the Bankruptcy Code and to the rights of the Debtors, 60

Reorganized Debtors, or any party in interest to dispute or defend such Claim in accordance with applicable nonbankruptcy law as if the Chapter 11 Cases had not been commenced, and the Bankruptcy Court shall not retain exclusive jurisdiction over such disputes and (y) Causes of Action, including litigation claims, which are Unimpaired under this Plan, held by third parties or holders of Claims against the Debtors which were pending as of the Petition Date, or subsequently asserted, shall continue to be adjudicated by the court that exercised jurisdiction over such Causes of Action prior to the Petition Date or exercises jurisdiction thereafter, as if the Chapter 11 Cases had not been commenced. Article XI. MODIFICATION, REVOCATION, OR WITHDRAWAL OF PLAN A. Modification of Plan Subject to the limitations contained in the Plan, the Debtors or Reorganized Debtors reserve the right to, in accordance with the Bankruptcy Code, the Bankruptcy Rules, and the Restructuring Support Agreement, and subject to the Definitive Document Consent Rights: (1) amend or modify the Plan prior to the entry of the Confirmation Order, including amendments or modifications to satisfy section 1129(b) of the Bankruptcy Code; (2) amend or modify the Plan after the entry of the Confirmation Order in accordance with section 1127(b) of the Bankruptcy Code and the Restructuring Support Agreement upon order of the Bankruptcy Court; and (3) remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan upon order of the Bankruptcy Court; provided, however, that the Debtors shall use commercially reasonable efforts to consult with the Committee with respect to any proposed modification or amendment to the Plan or Plan Supplement that adversely impacts the rights of unsecured creditors (including, for the avoidance of doubt, Holders of Junior Notes Claims, the Junior Notes Indenture Trustees and General Unsecured Creditors) or the proposed treatment of unsecured creditors’ Claims under the Plan. B. Effect of Confirmation on Modifications Entry of the Confirmation Order shall mean that all modifications or amendments to the Plan since the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or re-solicitation under Bankruptcy Rule 3019. C. Revocation of Plan; Reservation of Rights if Effective Date Does Not Occur Subject to the conditions to the Effective Date, the Debtors reserve the right, subject to the terms of the Restructuring Support Agreement, the Equity Backstop Agreement, and the Debt Backstop Agreement, to revoke or withdraw the Plan prior to the entry of the Confirmation Order and to file subsequent plans of reorganization. If the Debtors revoke or withdraw the Plan with the prior reasonable consent of the Required Consenting Parties, or if entry of the Confirmation Order or the Effective Date does not occur, or if the Restructuring Support Agreement terminates in accordance with its terms, then: (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan, assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant hereto shall be deemed null and void; and (3) nothing contained in the Plan shall: (a) constitute a waiver or release of any claims by or against, or any Equity Interests in, such Debtor or any other Entity; (b) prejudice in any manner the rights of the Debtors or any other Entity; or (c) constitute an admission of any sort by the Debtors or any other Entity. 61

Article XII. MISCELLANEOUS PROVISIONS A. Immediate Binding Effect Notwithstanding Bankruptcy Rules 3020(e), 6004(g), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan and the documents and instruments contained in the Plan Supplement shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, and any and all Holders of Claims and Interests (irrespective of whether Holders of such Claims or Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan and any and all non-Debtor parties to Executory Contracts and Unexpired Leases. The Confirmation Order shall contain a waiver of any stay of enforcement otherwise applicable, including pursuant to Bankruptcy Rule 3020(e) and 7062. B. Additional Documents On or before the Effective Date, the Debtors, with the reasonable consent of the Required Consenting Noteholders, may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Debtors or Reorganized Debtors, as applicable, and all Holders of Claims receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan or the Confirmation Order. C. Payment of Statutory Fees All fees payable pursuant to section 1930(a) of the Judicial Code, as determined by the Bankruptcy Court at a hearing pursuant to section 1128 of the Bankruptcy Code or as agreed to by the United States Trustee and Reorganized Hexion, shall be paid for each quarter (including any fraction thereof) until the Chapter 11 Cases are converted, dismissed or closed, whichever occurs first. D. Reservation of Rights The Plan shall have no force or effect unless and until the Bankruptcy Court enters the Confirmation Order. None of the filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtor with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the Holders of Claims or Interests prior to the Effective Date. E. Successors and Assigns The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, affiliate, officer, director, agent, representative, attorney, beneficiaries or guardian, if any, of each Entity. F. Service of Documents After the Effective Date, any pleading, notice, or other document required by the Plan to be served on or delivered to the Reorganized Debtors shall also be served on: 62

Debtors Counsel to the Debtors Hexion Inc. Latham & Watkins LLP 180 East Broad Street 885 Third Avenue Columbus, Ohio 43215 New York, New York 10022 Attn: Douglas Johns Attn: George Davis, Andrew Parlen, and Hugh Murtagh and Latham & Watkins LLP 330 North Wabash Avenue, Suite 2800, Chicago, Illinois 60611 Attn: Caroline Reckler and Jason Gott United States Trustee Counsel to the Consenting Noteholders Office of the United States Trustee for the Akin Gump Strauss Hauer & Feld LLP District of Delaware One Bryant Park J. Caleb Boggs Federal Building New York, New York 10036 844 North King Street, Suite 2207 Attn: Ira S. Dizengoff, Philip C. Dublin, Daniel Wilmington, Delaware 19801 Fisher, and Naomi Moss Attn: Linda J. Casey, Esq. and Jones Day 250 Vesey Street New York, NY 10281 Attn: Sidney P. Levinson and Jeremy D. Evans and Milbank LLP 55 Hudson Yards New York, New York 10001 Attn: Samuel A. Khalil and Matthew L. Brod Counsel to the Committee Kramer Levin Naftalis & Frankel LLP 1177 Avenue of the Americas New York, New York 10036 Attn: Kenneth H. Eckstein, Rachael L. Ringer, Nathaniel Allard and David Z. Braun After the Effective Date, the Reorganized Debtors have authority to send a notice to Entities that, to continue to receive documents pursuant to Bankruptcy Rule 2002, they must file a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have filed such renewed requests. In accordance with Bankruptcy Rules 2002 and 3020(c), within ten (10) Business Days of the date of entry of the Confirmation Order, the Debtors shall serve the Notice of Confirmation by United 63

States mail, first class postage prepaid, by hand, or by overnight courier service to all parties served with the Confirmation Hearing Notice; provided that no notice or service of any kind shall be required to be mailed or made upon any Entity to whom the Debtors mailed a Confirmation Hearing Notice, but received such notice returned marked “undeliverable as addressed,” “moved, left no forwarding address” or “forwarding order expired,” or similar reason, unless the Debtors have been informed in writing by such Entity, or are otherwise aware, of that Entity’s new address, provided that the Debtors are unable to ascertain new address information for such Entity after a commercially reasonable search. To supplement the notice described in the preceding sentence, within twenty days of the date of the Confirmation Order the Debtors shall publish the Notice of Confirmation once in The Wall Street Journal (national edition). Mailing and publication of the Notice of Confirmation in the time and manner set forth in the this paragraph shall be good and sufficient notice under the particular circumstances and in accordance with the requirements of Bankruptcy Rules 2002 and 3020(c), and no further notice is necessary. G. Term of Injunctions or Stays Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms. H. Entire Agreement On the Effective Date, the Plan and the Plan Supplement supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan. I. Governing Law Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of New York, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction, and implementation of the Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control), and corporate governance matters; provided that corporate governance matters relating to Debtors or Reorganized Debtors, as applicable, not incorporated in New York shall be governed by the laws of the state of incorporation of the applicable Debtor or Reorganized Debtor, as applicable. J. Exhibits All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. Except as otherwise provided in the Plan, such exhibits and documents included in the Plan Supplement shall initially be filed with the Bankruptcy Court on or before the Plan Supplement Filing Date. After the exhibits and documents are filed, copies of such exhibits and documents shall have been available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from the Debtors’ restructuring website at www.omnimgt.com/HexionHoldings or the Bankruptcy Court’s website at www.deb.uscourts.gov. To the extent any exhibit or document is inconsistent with the terms of the Plan, unless otherwise ordered by the Bankruptcy Court, the non-exhibit or non-document portion of the Plan shall control. 64

K. Nonseverability of Plan Provisions upon Confirmation If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted; provided that, any such alteration or interpretation shall be acceptable to the Debtors, the Required Consenting Noteholders, and the Consenting Sponsors (but only to the extent such alteration or interpretation (i) affects the release, exculpation, injunction, indemnification, or insurance provisions related to the Consenting Sponsors, (ii) adversely affects the rights or obligations of the Consenting Sponsors pursuant to or identified in the Restructuring Support Agreement or under the terms of the Plan or (iii) relates to the Settlement Note). Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (1) valid and enforceable pursuant to its terms; (2) integral to the Plan and may not be deleted or modified without the consent of the Debtors; and (3) nonseverable and mutually dependent. L. Closing of Chapter 11 Cases The Reorganized Debtors shall, promptly after the full administration of the Chapter 11 Cases, file with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court to close the Chapter 11 Cases. M. Conflicts To the extent that any provision of the Disclosure Statement, or any order entered prior to Confirmation (for avoidance of doubt, not including the Confirmation Order) referenced in the Plan (or any exhibits, appendices, supplements, or amendments to any of the foregoing), conflict with or are in any way inconsistent with any provision of the Plan, the Plan shall govern and control. To the extent that any provision of the Plan conflicts with or is in any way inconsistent with any provision of the Confirmation Order, the Confirmation Order shall govern and control. N. Dissolution of the Committee The Committee shall dissolve, and the current and former members of the Committee shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Cases on the Effective Date; provided that the Committee and its professionals shall have the right to file, prosecute, review, and object to any applications for compensation and reimbursement of expenses filed in accordance with Article II.A.2 hereof. O. Section 1125(e) Good Faith Compliance The Debtors, the Reorganized Debtors, the Consenting Parties, and each of their respective current and former officers, directors, members (including ex officio members), managers, employees, partners, advisors, attorneys, professionals, accountants, investment bankers, investment advisors, actuaries, Affiliates, financial advisors, consultants, agents, and other representatives of each of the foregoing Entities (whether current or former, in each case in his, her or its capacity as such), shall be deemed to have acted in “good faith” under section 1125(e) of the Bankruptcy Code. 65

Respectfully submitted, as of the date first set forth above, Hexion Holdings LLC (on behalf of itself and all other Debtors) By: /s/ George F. Knight, III Name: George F. Knight, III Title: Executive Vice President and Chief Financial Officer [Signature Page to Plan]